[Exhibit 4.2]




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                     [FORM OF SALE AND SERVICING AGREEMENT]


                                      among


                    MITSUI VENDOR LEASING ASSET TRUST 1998-1

                                      Trust



                     MITSUI VENDOR LEASING FUNDING CORP. II

                                 Trust Depositor



                       MITSUI VENDOR LEASING (U.S.A.) INC.

                               Seller and Servicer





                                _________________

                     Indenture Trustee and Back-up Servicer





                           ___________________________

                           Dated as of August 1, 1998
                           ___________________________




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                                Table of Contents

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.     Definitions..................................................1
SECTION 1.2.     Usage of Terms..............................................18
SECTION 1.3.     Calculations................................................19
SECTION 1.4.     Section References..........................................19
SECTION 1.5.     No Recourse.................................................19

                                   ARTICLE II
                             CONVEYANCE OF CONTRACTS

SECTION 2.1.     Conveyance of Contracts and other Trust Assets..............20
SECTION 2.2.     Custody of Contract Files...................................21
SECTION 2.3.     Further Assurances..........................................22
SECTION 2.4.     Representations and Warranties of Trust Depositor...........22
SECTION 2.5.     Non Petition Covenant.......................................25
SECTION 2.6.     Repurchase/Substitution of Contracts Upon Breach
                    of Representations and Warranties........................25

                                   ARTICLE III
                    ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 3.1.     Duties of the Servicer......................................27
SECTION 3.2.     Collection of Contract Payments; Modifications of
                 Contracts; Certain Prepayments..............................28
SECTION 3.3.     Realization Upon Contracts..................................30
SECTION 3.4.     Insurance, Maintenance and Taxes............................31
SECTION 3.5.     Maintenance of Security Interests in Equipment..............34
SECTION 3.6.     Covenants, Representations, and Warranties of
                 Servicer....................................................34
SECTION 3.7.     Sub-Servicers...............................................36
SECTION 3.8.     Total Servicing Fee; Payment of Expenses by
                  Servicer...................................................36
SECTION 3.9.     Servicer's Certificate......................................36
SECTION 3.10.    Annual Statement as to Compliance; Notice of
                  Servicer Termination Event.................................37
SECTION 3.11.    Annual Independent Accountant's Report.37
SECTION 3.12.    Access to Certain Documentation and Information
                 Regarding Contracts.........................................38
SECTION 3.13.    Certain Duties of the Servicer..............................38
SECTION 3.14.    Duties of the Servicer under the Indenture..................38

                                   ARTICLE IV
                    COLLECTIONS AND DEPOSITS; TRUST ACOCUNTS;
                         ALLOCATIONS AND DISTRIBUTIONS

SECTION 4.1.     Initial Deposit.............................................40
SECTION 4.2.     Collections.................................................40
SECTION 4.3.     Application of Collections..................................40
SECTION 4.4.     Net Deposits................................................41
SECTION 4.5.     Servicer Advances...........................................41
SECTION 4.6.     Collection Account..........................................41
SECTION 4.7.     [Reserved]..................................................42
SECTION 4.8.     Trust Account Procedures....................................43
SECTION 4.9.     Noteholder Distributions....................................43
SECTION 4.10.    Allocations And Distributions...............................43

                                    ARTICLE V
                                   TERMINATION

SECTION 5.1.     Optional Purchase of All Contracts;
                    Liquidation of Trust Assets..............................49

                                   ARTICLE VI
                               THE TRUST DEPOSITOR

SECTION 6.1.     Liability of Trust Depositor................................50
SECTION 6.2.     Merger or Consolidation of, or Assumption of
                    the Obligations of, Trust Depositor;
                    Amendment of Certificate of Incorporation................50
SECTION 6.3.     Limitation on Liability of Trust Depositor and
                    Others...................................................51
SECTION 6.4.     Trust Depositor May Own Notes...............................51
SECTION 6.5.     Covenants of the Trust Depositor............................51

                                   ARTICLE VII
                                  THE SERVICER

SECTION 7.1.     Liability of Servicer; Indemnities..........................52
SECTION 7.2.     Merger or Consolidation of, or Assumption of
                    the Obligations of, the Servicer.........................52
SECTION 7.3.     Limitation on Liability of Servicer and Others..............53
SECTION 7.4.     Servicer Not to Resign......................................53
SECTION 7.5.     Corporate Existence.........................................54

                                  ARTICLE VIII
                           SERVICER TERMINATION EVENTS

SECTION 8.1.     Servicer Termination Event..................................55
SECTION 8.2.     Consequences of a Servicer Termination Event................56
SECTION 8.3.     Back-up Servicer to Act; Appointment of
                    Successor................................................57
SECTION 8.4.     Notification to Noteholders.................................57
SECTION 8.5.     Waiver of Past Defaults.....................................57

                                   ARTICLE IX
                     SUBSTITUTION AND ADDITION OF CONTRACTS

SECTION 9.1.     Permitted Substitutions for Defaulted
                    Contracts; Conditions for All
                    Substitutions and Additions..............................59
SECTION 9.2.     Procedures..................................................60
SECTION 9.3.     Objection and Repurchase....................................61
SECTION 9.4.     The Seller's and the Servicer's Subsequent
                    Obligations..............................................62

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

SECTION 9.5.     Amendment...................................................62
SECTION 9.6.     Protection of Title to Trust Assets.........................63
SECTION 9.7.     Governing Law...............................................66
SECTION 9.8.     Severability of Provisions..................................66
SECTION 9.9.     Assignment..................................................66
SECTION 9.10.    Third-Party Beneficiaries...................................66
SECTION 9.11.    Counterparts................................................66
SECTION 9.12.    Intention of Parties........................................66
SECTION 9.13.    Notices.....................................................66
SECTION 9.14.    Income Tax Characterization.................................67


                                    EXHIBITS

Exhibit A   --   Schedule of Contracts and Equipment

Exhibit B   --   Form of Servicer's Certificate



          This Sale and Servicing Agreement dated as of August 1, 1998 among Mitsui Vendor Leasing Asset Trust 1998-1, a Delaware business trust (the "Trust"), Mitsui Vendor Leasing Funding Corp. II, a Delaware corporation, as trust depositor (the "Trust Depositor"), Mitsui Vendor Leasing (U.S.A.) Inc., a Delaware corporation , as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), , a organized and existing under the laws of the , as indenture trustee (the "Indenture Trustee") and back-up servicer (the "Back-up Servicer").

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1.   Definitions.  All  terms  defined  in the Indenture, and the
                    -----------
Transfer and Sale Agreement, the Trust Agreement and the Administration Agreement (in each case as defined below) shall have the same meaning in this Agreement and are hereby incorporated by reference. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accountant's  Report:  The report of a firm of  nationally  recognized
          --------------------
independent accountants described in Section 3.11.

          Accrual  Period:  is the period  from and  including  the most  recent
          ---------------
Payment Date to but  excluding the following  Payment Date,  provided,  that the
                                                             --------
initial Accrual Period following the Closing Date shall be the period from and including the Closing Date to but excluding the first Payment Date following the Closing Date.

          ADCB: With respect to any date of  determination  thereof,  the sum of
          ----
the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made, as of the date of such determination. For purposes of calculating such sum on any date other than the last day of a Collection Period, the Discounted Contract Balance of a Contract shall be as of the last day of the preceding Collection Period.

          Additional  Contract:  A  Contract  with  respect  to which a  related
          --------------------
Addition Event has occurred and is identified in the related Addition Notice and transferred to the Trust pursuant to Section 9.02(b).

          Addition Event: With respect to any transfer of an Additional Contract
          --------------
to the Trust under Section 9.02, a Prepayment of such Contract in full by the related Obligor.

          Addition Notice:  With respect to any transfer of Additional  Contract
          ---------------
to the Trust pursuant to Section 9.02(b), a notice, which shall be given at least [___] days prior to the related transfer to the Trust, identifying the Additional Contract to be transferred , the Discounted Contract Balance of such Additional Contract and the Contract as to which a Prepayment in full is made relating to such Additional Contract, with such notice to be signed both by the Trust Depositor, and the Seller.

          Adjusted Contract: As defined in Section 3.2(f).
          -----------------

          Administrative  Fee:  With  respect  to  any  Collection  Period,  all
          -------------------
administrative fees, expenses and charges collected in respect of the Contracts during such Collection Period, including late fees, late payment interest, delinquency fees, repossession fees, insufficient funds charges, inspection charges, UCC fees, documentation fees and any Extension Fees.

          Administration  Agreement: The Administration  Agreement,  dated as of
          -------------------------
August 1, 1998, among the Trust, the Trust Depositor, the Indenture Trustee and the Administrator.

          Administrator:   Mitsui  Vendor  Leasing  (U.S.A.)  Inc.,  a  Delaware
          -------------
corporation.

          Affiliate:  With respect to any Person,  any other Person  directly or
          ---------
indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Aggregate Principal Amount: With respect to any group of Notes, at any
          --------------------------
date of determination, the sum of the Principal Amounts of such Notes on such date of determination.

          Aggregate  Principal  Paydown Amount:  For any Payment Date, an amount
          ------------------------------------
(not less than zero) equal to (a) the ADCB of all of the Contracts as of the beginning of business on the first day of the immediately preceding Collection Period, minus (b) the ADCB of all of the Contracts as of the close of business on the last day of the immediately preceding Collection Period. Such decline in the ADCB of all of the Contracts for such immediately preceding Collection Period may be through payment, prepayment, default and write-off, determination of ineligibility, substitution or addition of the Contracts or as may otherwise occur.

          Agreement or this Agreement:  This Sale and Servicing  agreement,  all
          ---------------------------
amendments and supplements hereto and all exhibits and schedules to any of the foregoing.

          Applicable Percentage: (i) for the Class A Notes 100% until the Class
          ---------------------
A-1 Notes are paid in full, and thereafter ______%, (ii) for the Class B Notes 0% until the Class A-1 Notes are paid in full, and thereafter ______%,
(iii) for the Class C Notes 0% until the Class A-1 Notes are paid in full, and thereafter (iv) [_____]%.

          Available Amounts:  As of any Payment Date, the sum of (i) all amounts
          -----------------
on deposit in the Collection Account as of the preceding Determination Date on account of Pledged Revenues; provided that, with respect to the Pledged Revenues identified in clauses (i) and [___], only such Pledge Revenues received prior to the end of the Collection Period preceding such Payment Date shall be part of the Available Amount for such Payment Date.

          Back-up Servicer: As defined in the preamble.
          ----------------

          Basic Documents:  This Agreement, the Transfer and Sale Agreement, the
          ---------------
Indenture, the Notes, the Trust Agreement and the Administration Agreement.

          Book Value: With respect to any Equipment, the value of such Equipment
          ----------
as shown on the accounting books and records of the Seller as of the Cut-off Date. The Book Value for each item of Equipment shall be set forth on Exhibit A hereto (as such Exhibit A may be revised from time to time).

          Business Day: Any day of the year other than a Saturday,  a Sunday, or
          ------------
any other day on which banking institutions in San Diego, California or New York, New York are authorized or obligated by law or regulation to be closed or a day that Mitsui is not open for business.

          Casualty Loss: With respect to any item of Equipment, the loss, theft,
          -------------
damage beyond repair or governmental condemnation or seizure of such item of Equipment.

          Class: Any of the group of Notes identified  herein as, as applicable,
          -----
the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, or the Class C Notes.

          Class A Notes:  The Class A-1 Notes, the Class A-2 Notes and the Class
          -------------
A-3 Notes.

          Class A Percentage:  is the ratio (expressed as a percentage) that the
          ------------------
sum of the Initial  Class A-1  Principal  Amount,  Initial  Class A-2  Principal
Amount and Initial Class A-3 Principal Amount bears to the sum of the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class A-3 Principal Amount, Initial Class B Principal Amount and the Initial Class C Principal Amount.

          Class A Principal Payment Amount: With respect to any Payment Date and
          --------------------------------
the Class A Notes, the lesser of (a) the aggregate Principal Amount of the Class A Notes and (b) (i) the Applicable Percentage for the Class A Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.

          Class A-1 Interest  Rate: [  ] per annum (calculated on the basis of
          ------------------------
the actual number of days in each Accrual Period and year of 360 days).

          Class A-1 Maturity Date: The ______________________ Payment Date.
          -----------------------

          Class A-1  Noteholder:  The  Person in whose  name a Class A-1 Note is
          ---------------------
registered in the Note Register.

          Class A-1 Notes: The $____________  aggregate initial principal amount
          --------------------
of Class A-1 Receivable-Backed Notes, Series 1998-1 issued pursuant to the Indenture.

          Class A-2 Interest Rate: [ ]% per annum  (calculated on the basis of a
          -----------------------
year of 360 days and twelve 30-day months).

          Class A-2 Maturity Date: The ______________ Payment Date.
          -----------------------

          Class A-2  Noteholder:  The  Person in whose  name a Class A-2 Note is
          ---------------------
registered in the Note Register.

          Class A-2 Notes: The $____________  aggregate initial principal amount
          ---------------
of Class A-2 Receivable-Backed Notes, Series 1998-1 issued pursuant to the Indenture.

          Class A-3 Interest Rate: [ ]% per annum  (calculated on the basis of a
          -----------------------
year of 360 days and twelve 30-day months).

          Class A-3 Maturity Date: The _________________ Payment Date.
          -----------------------

          Class A-3  Noteholder:  The  Person in whose  name a Class A-3 Note is
          ---------------------
registered in the Note Register.

          Class A-3 Notes:  The  $_______________  aggregate  initial  principal
          ---------------
amount of Class A-3 Receivable-Backed Notes, Series 1998-1 issued pursuant to the Indenture.

          Class B Interest  Rate: [ ]% per annum  (calculated  on the basis of a
          ----------------------
year of 360 days and twelve 30-day months).

          Class B Maturity Date: The ____________ Payment Date.
          ---------------------

          Class  B  Noteholder:  The  Person  in  whose  name a  Class B Note is
          --------------------
registered in the Note Register.

          Class B Notes: The $___________  aggregate initial principal amount of
          -------------
Class B Receivable-Backed Notes, Series 1998-1 issued pursuant to the Indenture.

          Class B Percentage:  The ratio  (expressed  as a percentage)  that the
          ------------------
initial Class B Principal Amount bears to (a) until the Principal Amount of all Class A Notes has been paid in full, the sum of the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class A-3 Principal Amount, Initial Class B Principal Amount and Initial Class C Principal Amount; and (b) thereafter, the sum of the Initial Class B Principal Amount and Initial Class C Principal Amount.

          Class B Principal Payment Amount: With respect to any Payment Date and
          --------------------------------
the Class B Notes the lesser of (a) the Principal Amount of the Class B Notes and (b)(i) the Applicable Percentage for the Class B Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.

          Class C Interest  Rate: [ ]% per annum  (calculated  on the basis of a
          ----------------------
year of 360 days and twelve 30-day months).

          Class C Maturity Date: The _______________ Payment Date.
          ---------------------

          Class  C  Noteholder:  The  Person  in  whose  name a  Class C Note is
          --------------------
registered in the Note Register.

          Class C Notes: The  $_____________  aggregate initial principal amount
          -------------
of Class C Receivable-Backed Notes, Series 1998-1 issued pursuant to the Indenture.

          Class C Percentage:  The ratio  (expressed  as a percentage)  that the
          ------------------
Initial Class C Principal Amount bears to (a) until the Principal Amount of all Class A Notes has been paid in full, the sum of the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class A-3 Principal Amount, Initial Class B Principal Amount and Initial Class C Principal Amount; (b) after the Principal Amount of all Class A Notes has been paid in full and until the Principal Amount of the Class B Notes has been paid in full, the sum of the Initial Class B Principal Amount and Initial Class C Principal Amount, and (c) thereafter, the Initial Class C Principal Amount.

          Class C Principal Payment Amount: With respect to any Payment Date and
          --------------------------------
the Class C Notes the lesser of (a) the Principal Amount of the Class C Notes and (b)(i) the Applicable Percentage for the Class C Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.

          Code: The Internal Revenue Code of 1986, as amended.
          ----

          Collection Account: The account designated as such in, and established
          ------------------
and maintained pursuant to, Section [8.02] of the Indenture.

          Collection Period: Each calendar month, commencing with August 1998.
          -----------------

          Collection  Records:  All  manually  prepared  or  computer  generated
          -------------------
records relating to collection efforts or payment histories with respect to the Contracts.

          Collections: All payments received on or with respect to the Contracts
          -----------
or the related Equipment, including, without limitation, Scheduled Payments, Prepayments and Recoveries, all as related to amounts attributable to the Contracts or the related Equipment (including any such amounts derived from Vendor recourse provisions) in the Vendor Program Agreements, but excluding any Excluded Amounts.

          Contract: Any lease,  conditional sale contract, or security agreement
          --------
with respect to any Equipment under which the Seller or a third party acts as seller, secured party or lessor, to an Obligor and listed on the Schedule of Contracts.

          Contract  Files:  With respect to each  Contract,  the fully  executed
          ---------------
original counterpart (for UCC purposes) of the Contract, the original certificate of title or other title document with respect to the related Equipment (if applicable), and otherwise such documents, if any, that any custodian holds, evidencing ownership of such Equipment (if applicable) and all other documents originally delivered to the Seller or held by any custodian with respect to any such Contract.

          Credit and  Collection  Policy:  The  written  credit  and  collection
          ------------------------------
policies of the Seller and Servicer in effect on the date hereof, as amended from time to time.

          Cut-off  Date:  With  respect  to  (i)  each  Contract  other  than  a
          -------------
Substitute Contract or Additional Contract, the opening of business on August 1, 1998 and (ii) with respect any Substitute Contract or Additional Contract, the close of business on the last day of the Collection Period preceding the related Transfer Date.

          Defaulted  Contract:  A  Contract  with  respect  to which  there  has
          -------------------
occurred one or more of the following: (i) all or some portion of any Scheduled Payment under the Contract is more than 120 days delinquent (or, with respect to a Contract for which there exists available payment recourse to a Vendor to satisfy the amount in default, and which recourse was not yet available (pursuant to the contractual terms thereof) or had not yet been paid by the Vendor prior to the end of such 120 day period, then at such time thereafter as the Vendor shall have failed to pay such defaulted amount in accordance with the provisions of the Vendor Program Agreement or Vendor Assignment), or (ii) the Servicer has determined in its sole discretion, in accordance with its usual and customary practices (and taking into account any available Vendor recourse), that such Contract is not collectible.

          Determination Date: With respect to any Payment Date, the [ ] Business
          ------------------
Day preceding such Payment Date.

          Discount Rate: At any date of determination, [____] %.
          -------------

          Discounted Contract Balance:  Means with respect to any Contract,  (i)
          ---------------------------
as of the related Cut-off Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cut-off Date but not later than the __________, ____ Payment Date, discounted at the Discount Rate, and (ii) as of any other date of determination, the sum of (x) the present value of all of the remaining Scheduled Payments becoming due under such Contract after such date of determination but not later than the __________, _____ Payment Date, discounted at the Discount Rate and (y) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cut-off Date and prior to such date of determination that have not then been received by the Servicer; provided that the Discounted
                                                  --------
Contract Balance for any Defaulted Contract shall be zero.

          The Discounted Contract Balance for each Contract shall be calculated assuming:

               (i) all payments due in any Collection Period are due on the last day of the Collection Period;

               (ii) payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

               (iii) all security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

          Eligible  Contract:  A Contract  satisfying  the  Representations  and
          ------------------
Warranties.

          Eligible   Investments:   With  respect  to  any  Payment  Date  means
          ----------------------
negotiable instruments or securities or other investments maturing on or before such Payment Date (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) which, as of any date of determination, mature by their terms on or prior to the Payment Date immediately following such date of determination, and (c) which evidence:

          (i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

          (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual
--------   -------
commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

          (iii) commercial paper, or other short term obligations, having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

          (iv) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC;

          (v) notes that are payable on demand or bankers' acceptances issued by any depository institution or trust company referred to in (ii) above;

          (vi) investments in money market funds having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency or having otherwise been approved in writing by each Rating Agency;

          (vii) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Trust's investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency;

          (viii) Eligible Repurchase Obligations; and

          (ix) any negotiable instruments or securities or other investments in which the investment by the Trust therein has been approved in writing by the Rating Agency.

          The Indenture Trustee may purchase or sell to itself or an Affiliate, as principal or agent, the Eligible Investments described above.

          Eligible Repurchase  Obligations:  Repurchase obligations with respect
          --------------------------------
to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (c)(ii) of the definition of Eligible Investments.

          Eligible  Servicer:  Mitsui Vendor  Leasing  (U.S.A.) Inc., a Delaware
          ------------------
corporation or another  Person which at the time of its  appointment as Servicer
(i) is servicing a portfolio of equipment Contract contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables comparable to the Contracts, (ii) is legally qualified and has the capacity to service the Contracts, (iii) has demonstrated the ability professionally and competently to service a portfolio of equipment Contract contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts with reasonable skill and care, (iv) has available software which is adequate to perform its duties and responsibilities under this Agreement, and (v) satisfies the Rating Agency Condition.

          Equipment:  The tangible  assets  financed or Contracted by an Obligor
          ---------
pursuant to a Contract and/or, unless the context otherwise requires, a security interest in such assets, such tangible assets to consist primarily of medical, machine tool and other commercial and industrial equipment.

          Excluded  Amounts:  (a) Any  Collections  on deposit in the Collection
          -----------------
Account or otherwise received by the Servicer, which Collections are attributable to any Taxes, fees or other charges imposed by any Governmental Authority, (b) any Collections representing reimbursements of insurance premiums or payments for services that were not financed by the Seller, (c) any Collections with respect any Substitute Contract or Additional Contract received after the end of the Collection Period preceding the related Transfer Date and
(d) any Administrative Fees.

          Extension Fees: Any fee received by the Servicer in consideration  for
          --------------
the granting of an extension on the payment of any Scheduled Payment due under a Contract.

          FDIC:  shall mean the Federal Deposit  Insurance  Corporation,  or any
          ----
successor thereto.

          Fitch: Fitch IBCA, Inc.
          -----

          Governmental  Authority:  With  respect to any  Person,  any nation or
          -----------------------
government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

          Highest  Required  Investment  Category:  (i) with  respect to ratings
          ---------------------------------------
assigned by S&P, A-1+ for short-term instruments and AAA for long-term instruments, and (ii) with respect to ratings assigned by Moody's, A2 or P-1 for one month instruments, A1 or P-1 for three month instruments, Aa3 or P-1 for six month instruments and Aaa or P-1 for instruments with a term in excess of six months.

          Indenture:  The Indenture dated as of August 1, 1998 between the Trust
          ---------
and the Indenture Trustee.

          Indenture Trustee: As defined in the preamble.
          -----------------

          Independent Accountants: As defined in Section 3.11(a).
          -----------------------

          Initial Class A-1 Principal Amount: $________________.
          ----------------------------------

          Initial Class A-2 Principal Amount: $________________.
          ----------------------------------

          Initial Class A-3 Principal Amount: $________________.
          ----------------------------------

          Initial Class B Principal Amount: $__________________.
          --------------------------------

          Initial Class C Principal Amount: $__________________.
          --------------------------------

          Initial Pool Discounted Contract Balance:  $__________________.
          ----------------------------------------

          Insolvency Event:  With respect to a specified Person,  (a) the filing
          ----------------
of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under such law, taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of this property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          Insolvency  Laws: The Bankruptcy  Code of the United States of America
          ----------------
and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

          Insurance  Policy:  With respect to any Contract,  an insurance policy
          -----------------
covering physical damage to or loss of the related Equipment.

          Insurance Proceeds:  Depending on the context,  any amounts payable or
          ------------------
any payments made, to the Servicer under any Insurance Policy.

          Insurance,  Maintenance  and Tax  Accounts:  The  accounts  which  are
          ------------------------------------------
established and maintained pursuant to Section 3.4(a).

          Lien: Any security interest, lien, charge, pledge, preference,  equity
          ----
or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

          Liquidation Expenses:  With respect to any Contract in connection with
          --------------------
the liquidation of such Contract, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of counsel, in each case in accordance with the Servicer's customary procedures in connection with the repossession, storage, repair, refurbishing and disposition of any related Equipment (including taxes and insurance charges, to the extent in excess of amounts available therefor and relating to such Contract in the Insurance, Maintenance and Tax Accounts) and other out-of-pocket costs related to the liquidation of such Equipment, including the attempted collection of any amount owing pursuant to such Contract if it is a Defaulted Contract.

          Liquidation Net Proceeds:  All amounts received by the Servicer (i) in
          ------------------------
connection with the liquidation of any Contract and disposition of the related Equipment or (ii) as insurance proceeds with respect to any damaged or destroyed Equipment to be applied as described in Section 3.4(c)(ii), in each case net of
(a) related Liquidation Expenses and (b) amounts that are required to be refunded to the Obligor on such Contract; provided that the Liquidation Net
                                            --------
Proceeds with respect to any Contract and disposition of the related Equipment shall in no event be less than zero.

          Maturity Date: [__________]
          -------------

          Monthly Records:  All records and data maintained by the Servicer with
          ---------------
respect to the Contracts in accordance with its customary standards, policies and procedures.

          Moody's: Moody's Investors, Inc.
          -------

          Note  Majority:  Holders  of  Notes  representing  a  majority  of the
          --------------
Discounted Contract Balance of each Class of the Notes then Outstanding.

          Obligor:  The  lessee,  borrower,  purchaser  or any  other  Person or
          -------
Persons who are obligated to make payments under a Contract.

          Opinion of Counsel:  A written  opinion of counsel  acceptable in form
          ------------------
and substance and from counsel acceptable to the Trust and, if such opinion or a copy thereof is required to be delivered to the Indenture Trustee, to the Indenture Trustee.

          Original  Term:  The term of a Contract as of the Cut-off  Date (which
          --------------
shall include any renewals or extensions of the original term thereof prior to the Cut-off Date), as such term may be extended in accordance with Section 3.2(c) or as a result of a bankruptcy proceeding with respect to the related Obligor, but excluding, in the case of any Contract, any other extensions or renewals thereof.

          Payment  Date:  The  [___] day of each  calendar  month  (or,  if such
          -------------
[______]day is not a Business Day, the next succeeding Business Day), commencing [______].

          Permitted Liens: (a) shall mean, with respect to Contracts:
          ---------------

                           (i) Liens for state,  municipal  or other local taxes
                  if such  taxes  shall not at the time be due and  payable  and
                  (ii) Liens in favor of the Trust Depositor, the Trust and the Indenture Trustee created pursuant to the Transfer and Sale Agreement, this Agreement and the Indenture; and

               (b)  with respect to the related Equipment:

                           (i) materialmen's, warehousemen's and mechanics' liens and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) Liens in favor of the Trust Depositor, the Trust and the Indenture Trustee created pursuant to the Transfer and Sale Agreement, this Agreement and the Indenture, (iv) Liens created by the related Obligor that are subordinated to or otherwise lower in priority than the Liens in favor of the Trust Depositor, the Trust and the Indenture Trustee and (v) Liens granted by the End-Users or Vendors which are subordinated to the interest of the Issuer and the Indenture Trustee in such Equipment; and

               (c) any other subordinated Liens which are subordinated to the prior payment of the Notes upon the terms and conditions described herein.

          Person:  Any legal  Person,  including  any  individual,  corporation,
          ------
partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

          Pledged Revenues: (i) All Scheduled Payments on the Contracts received
          ----------------
on or after the applicable Cut-off Date (including all Scheduled Payments due prior to, but not received as of, the applicable Cut-off Date, but excluding any Scheduled Payments due on or after, but received prior to, the applicable Cut-off Date); (ii) any Prepayments received on the Contracts on or after the applicable Cut-off Date; (iii) the Repurchase Amount of any Contracts
repurchased by the Seller (to the extent the Seller has not delivered a Substitute Contract) in accordance with Section 2.6 (other than any portion thereof attributable to the Book Value of the Equipment); (iv) the amount paid by the Trust Depositor to repurchase the Contracts pursuant to Section 5.1; (v) Liquidation Net Proceeds, received in respect of any Contracts and the disposition of the related Equipment on or after the related Cut-off Date; (vi) any earnings on the investment of amounts credited to the Trust Accounts; and
(vii) any Recoveries received on the Contracts on or after the applicable Cut-off Date. Notwithstanding the foregoing, amounts identified in the last sentence of Section 3.4(a) not to be included as Pledged Revenues, shall not be part of Pledged Revenues in accordance with such sentence.

          Predecessor Contract:  With respect to any Substitute Contract, (i) if
          --------------------
such Substitute Contract is substituted for a Warranty Contract, such Warranty Contract, (ii) if such Substitute Contract is substituted for an Adjusted
Contract, such Adjusted Contract and (iii) if such Substitute Contract is substituted for a Defaulted Contract, such Defaulted Contract.

          Prepaid Contract:  Any Contract that has terminated or been prepaid in
          ----------------
full prior to its scheduled  expiration  date  (including  because of a Casualty
Loss), other than a Defaulted Contract or a Contract that has been liquidated by the Servicer in accordance with the terms of this Agreement.

          Prepayment Amount: An amount equal to not less than (a) the Discounted
          -----------------
Contract Balance on the close of business on the last day of the Collection Period ending immediately prior to the date of Prepayment plus any accrued and unpaid interest payments thereon (at the Discount Rate) and (b) any outstanding Servicer Advances thereon (not included in (a) above).

          Prepayments:  Means  any and all  partial  and full  prepayments  on a
          -----------
Contract including, with respect to such Contract and any Collection Period, any Scheduled Payment (or portion thereof) which is due in a subsequent Collection Period which the Servicer has received, and payments upon an optional termination of the Trust pursuant to Section 7.08.

          Principal  Amount:  With  respect to a Class of Notes,  the  aggregate
          -----------------
Initial Principal Amount thereof reduced by the aggregate amount of any distributions applied in reduction of such principal amount.

          Qualified Eligible  Investments:  Eligible Investments acquired by the
          -------------------------------
Indenture Trustee in its name and in its capacity as Indenture Trustee, which are held by the Indenture Trustee in the Collection Account and with respect to which (a) the Indenture Trustee has noted its interest therein on its books and records, and (b) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of
Section 8-102 of the UCC without acting in collusion with a securities intermediary in violating such securities intermediary's obligations to entitlement holders in such assets, under Section 8-504 of the UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and
(c) either (i) such investments are in the possession of the Indenture Trustee, or (ii) such investments, (A) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (B) if uncertificated securities, the ownership of which has been registered to the Indenture Trustee on the books of the issuer thereof (or another person, other than a securities intermediary, either becomes the registered owner of the uncertified security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (C) if securities entitlements (within the meaning of Section 8-102 of the UCC) representing interests in securities or other financial assets (or interests therein) held by a securities intermediary (within the meaning of said Section 8-102), a securities intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee's securities account with such securities intermediary. Any such Qualified Eligible Investment may be purchased by or through the Indenture Trustee or any of its Affiliates.

          Qualified  Institution:  (a) the  corporate  trust  department  of the
          ----------------------
Indenture Trustee or Owner Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, or (C) is otherwise acceptable to the Rating Agencies, and (ii) whose deposits are insured by the FDIC.

          Rating Agency: Each national statistical rating agency or organization
          -------------
that has issued one or more ratings in respect of the Notes.

          Rating  Agency  Condition:  With  respect to any  action,  each Rating
          -------------------------
Agency's notification to the Trust and the Indenture Trustee that such action will not result in a reduction or withdrawal of the rating, if any, of any Class of Notes to which it is a Rating Agency.

          Record Date:  With respect to any Payment Date and the Notes,  the day
          -----------
immediately preceding each Payment Date (or, with respect to any Definitive Note, the last day of the calendar month preceding the month in which such Payment Date occurs).

          Recoveries: Any and all recoveries on account of a Defaulted Contract,
          ----------
including, without limitation, any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of repossessed Equipment or other property, Insurance Proceeds and amounts received pursuant to a Vendor Program Agreement or Vendor Assignment (including amounts received from any "net loss pool" that may have been created under such Vendor Program Agreement or Vendor Assignment).

          Representations and Warranties: As defined in Section 2.6.
          ------------------------------

          Repurchase  Amount:  With respect to a Contract and related  Equipment
          ------------------
required to be repurchased by the Seller in accordance with Section 2.6, the Discounted Contract Balance (without giving effect to the proviso in the definition thereof) for such Contract as of the close of business on the last day of the Collection Period preceding the related Transfer Date.

          Repurchased Contract:  Any Contract which the Seller [or the Servicer]
          --------------------
has repurchased as required by Section 2.6.

          Required Holders:  means (i) prior to the payment in full of the Class
          ----------------
A Notes outstanding, Class A-1 Noteholders, Class A-2 Noteholders and/or Class A-3 Noteholders holding Class A-1 Notes, Class A-2 Notes and/or Class A-3 Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class A Notes outstanding, (ii) from and after the payment in full of the Class A Notes outstanding, Holders of class B Notes holding Class B Notes evidencing more than 66 2/3% of the Aggregate principal Amount of all Class B Notes Outstanding,
(iii) from and after the payment in full of the Class B Notes Outstanding, Holders of Class C Notes holding Class C Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class C Notes outstanding.

          Responsible Officer: As to any Person, any officer of such Person with
          -------------------
direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Restricting Event: Any of the following events:
          -----------------

          (a) As of any Payment Date, the weighted average ADCB of all Contracts in respect of which, during the three preceding Collection Periods, a scheduled payment is more than [60] days past due exceeds [3.0%] of the weighted average ADCB of all Contracts in the Contracts Pool during such three Collection Periods; or

          (b) As of any Payment Date, the product of (i) two multiplied by (ii) the difference between (x) the ADCB of all that became Defaulted Contracts during the six preceding Collection Periods and (y) Recoveries received during the six preceding Collection Periods on Account of all Defaulted contracts, exceeds [3.0%] of the weighted average ADCB of Contracts in the Contracts Pool during such six Collection Periods; or

          (c) A Servicer Termination Event has occurred and is continuing.

          Schedule of Contracts: Collectively, the schedules of Contracts (which
          ---------------------
shall be made available to the parties hereto on a computer disk or other data storage medium) attached hereto as (or described in) Exhibit A, as such schedules may be revised from time to time in accordance with Sections 2.6, 9.2(a) and 9.2(b).

          Scheduled  Payments:  With  respect  to  any  Contract,  the  rent  or
          -------------------
financing payment (whether principal or principal and interest) scheduled to be made by the related End-User under the terms of such Contract after the related Cut-off Date (provided that Scheduled Payments do not include and Excluded Amounts).

          Seller: As defined in the preamble.
          ------

          Servicer:  Mitsui  Vendor  Leasing  (U.S.A.)  Inc.,  its  successor in
          --------
interest pursuant to Section 8.2 or, after any termination of the Servicer upon a Servicer Termination Event, any successor Servicer.

          Servicer Advance: As defined in Section 4.5.
          ----------------

          Servicer Termination Event: An event described in Section 8.1.
          --------------------------

          Servicer's  Certificate:  With respect to each  Determination  Date, a
          -----------------------
certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit B.

          Servicing Fee: With respect to any Collection  Period, the fee payable
          -------------
to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the ADCB determined as of the last day of the second preceding Collection Period; provided, that in the case of the Servicing Fee with respect to the Collection
--------
Period commencing on the initial Cut-off Date, an amount equal to the product of
(i) the Servicing Fee Rate, (ii) the Initial ADCB, and (iii) a fraction, the numerator of which is [____] and the denominator of which is 360.

          Servicing Fee Rate: [___]% per annum.
          ------------------

          S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill
          ---
Companies, Inc.

          Stated Maturity Date: [__________]
          --------------------

          Sub-Servicer:  The Person  named as  servicer or  sub-servicer  in any
          ------------
agreement between the Servicer and such Person by which such Person is contractually obligated to perform on the Servicer's behalf all or a part of the servicing obligations described herein.

          Substitute  Contract:  An  Eligible  Contract  substituted  (x) by the
          --------------------
Seller for a Defaulted Contract or a Warranty Contract or (y) by the Servicer for an Adjusted Contract.

          Tax Opinion: [To come]
          -----------

          Taxes: Any present or future taxes, levies, imposts,  duties, charges,
          -----
assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any government or other taxing authority.

          Total Principal Payment Amount:  With respect to any Payment Date, the
          ------------------------------
difference between (a) the aggregate outstanding principal of all Classes of Notes and (b) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Payment Date.

          Total   Servicing   Fee:  The  sum  of  the   Servicing  Fee  and  the
          -----------------------
Administrative Fees.

          Transfer and Sale Agreement: The Transfer and Sale Agreement, dated as
          ---------------------------
of August 1, 1998, among Mitsui Vendor Leasing Funding Corp. II, as Purchaser, and Mitsui Vendor Leasing (U.S.A.) Inc., as Seller and Servicer.

          Transfer  Date:  With respect to (i) any Substitute  Contract,  (A) if
          --------------
such Substitute Contract relates to a Warranty Contract, the second Business Day preceding the third Determination Date following the Seller's discovery or receipt of notice from the Indenture Trustee or the Servicer of a Repurchase Event with respect to such Warranty Contract, (B) if such Substitute Contract relates to a Defaulted Contract, the second Business Day preceding the Determination Date following the Sellers election to substitute a Substitute Contract for such Defaulted Contract in accordance with Article IX and (ii) any Additional Contract, the second Business Day preceding the Determination Date following the Collection Period in which the related Prepayment in respect of the related Prepaid Contract is received by the Servicer:

          Trust: As defined in the preamble.
          -----

          Trust Accounts: The Collection Account, the Insurance, Maintenance and
          --------------
Tax Accounts and such other accounts as may be established in the name of the Trust or the Indenture Trustee pursuant to the Indenture or this Agreement.

          Trust  Agreement:  The Trust  Agreement,  dated as of August 1,  1998,
          ----------------
among the Trust Depositor and the Owner Trustee.

          Trust  Assets:  means the property  and proceeds of every  description
          -------------
conveyed pursuant to Section 2.1 of this Agreement (including all Eligible Investments in the Trust Accounts and all proceeds therefrom).

          Trust Depositor: As defined in the preamble.
          ---------------

          UCC:  The  Uniform  Commercial  Code  as in  effect  in  the  relevant
          ---
jurisdiction.

          Vendor: Each vendor of Equipment.
          ------

          Vendor  Assignment:  Each  assignment  from a Vendor that conveys such
          ------------------
Vendor's interest in a Contract to the Seller.

          Vendor Program Agreement: Each vendor finance program agreement with a
          ------------------------
Vendor pursuant to which Contracts originated by or through such Vendor are assigned or otherwise conveyed to the Seller.

          Warranty  Contract:  A  Contract  as to which a  Repurchase  Event has
          ------------------
occurred.

     SECTION 1.2.   Usage  of  Terms.  With  respect  to  all terms used in this
                    ----------------
Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

     SECTION 1.3.   Calculations.  All  calculations of the Discounted  Contract
                    ------------
Balance of any Contract and of the amount of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Discounted Contract Balance of a Contract as of any date shall refer to the close of business on such date.

     SECTION 1.4.   Section  References.  All references to Articles,  Sections,
                    -------------------
paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

     SECTION 1.5.   No Recourse.   No   recourse  may   be  taken,  directly  or
                    -----------
indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Trust Depositor, the Seller, the Servicer or the Indenture Trustee or of any predecessor or successor of the Trust Depositor, the Seller the Servicer or the Indenture Trustee.


                                   ARTICLE II

                             CONVEYANCE OF CONTRACTS

     SECTION 2.1.   Conveyance of Contracts and other Trust Assets.
                    ----------------------------------------------

     (a) Subject to the terms and conditions of this Agreement, the Trust Depositor, pursuant to the mutually agreed upon terms contained herein, hereby transfers, assigns, and otherwise conveys to the Trust, without recourse (but without limitation of its obligations in this Agreement), as of the Closing Date, all of the right, title and interest, including any security interest, whether now owned or hereafter acquired, of the Trust Depositor in and to the following:

                  (i)      the Transferred Assets;

                  (ii) all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof;

                  (iii)    the Transfer and Sale Agreement; and

                  (iv)     any and all proceeds of the foregoing;

The foregoing does not constitute, nor is it intended to result in, the creation or assumption by the Trust, the Indenture Trustee or any Noteholder of any obligation of the Trust Depositor, the Servicer or any other Person in connection with the Contracts or the related Equipment or any agreement or instrument relating thereto, including any obligation to the Obligors.

     (b) [Reserved]

     (c) The execution and delivery of this Agreement shall constitute an acknowledgment by each of the Trust Depositor and the Trust that they intend that each assignment and transfer herein contemplated constitute an assignment outright, and not for security, of the property described in Section 2.1(a), conveying good title thereto free and clear of any Liens, from the Trust Depositor to the Trust, and that all such property shall not be a part of the estate of the Trust Depositor in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Trust Depositor. In the event that such conveyance is determined to be made as security for a loan made by the Trust or the Noteholders to the Trust Depositor, the Trust Depositor hereby grants to the Trust a security interest in all of the Trust Depositor's right, title and interest in and to the property described in Section 2.1(a) to secure the loan determined to have been made to the Trust Depositor and the payment and performance of the other obligations of the Trust Depositor under this Agreement, and agrees that in such event this Agreement shall constitute a security agreement under applicable law.

     SECTION 2.2.   Custody of Contract Files.
                    -------------------------

     (a) The Trust hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trust as custodian of the Contract Files (with respect to each Contract), which will be, as of the Closing Date (or, in the case of a Substitute Contract, as of the related Transfer Date), in the possession of the Servicer or its agents.

     (b) The Servicer agrees to maintain the Contract Files at the locations where they are currently maintained, or at such other locations as shall from time to time be identified to the Indenture Trustee by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files on behalf of the Trust Depositor, the Trust, the Noteholders and the Indenture Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement and the other Basic Documents, maintain a current inventory thereof and certify to the Indenture Trustee annually that it continues to maintain possession of such Contract Files;

          (ii) implement written policies and procedures with respect to Persons authorized to have access to the Contract Files and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust Depositor, the Trust, the Noteholders and the Indenture Trustee.

     (d) In performing its duties under this Section, the Servicer agrees to service the Contracts in accordance with customary and usual procedures of institutions which service equipment Contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. The Servicer shall promptly report to the Indenture Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Trust Depositor, the Trust, the Noteholders and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Trust Depositor, the Trust, the Noteholders or the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided that the Servicer will not be liable for any
                       --------
portion of any such amount resulting from the negligence or willful misconduct of the Trust Depositor, the Trust, any Noteholder or the Indenture Trustee.

     SECTION 2.3.   Further  Assurances.  Following the Closing Date,  the Trust
                    -------------------
Depositor shall, at the reasonable request of the Indenture Trustee or the Servicer, and at the Trust Depositor's expense, execute and deliver any further instruments of transfer or other documents, and shall take all such other actions that may be necessary, appropriate or desirable, to fully convey the Contracts and the other Trust Assets to the Trust or otherwise to evidence, effectuate or implement the transactions contemplated hereby. In addition, the Trust Depositor, as agent for the Trust, shall defend the Contracts and the other Trust Assets against any and all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Trust.

     SECTION 2.4.   Representations and Warranties of Trust Depositor.   By  its
                    -------------------------------------------------
execution of this Agreement, the Trust Depositor makes the following representations and warranties. Unless otherwise specified, such representations and warranties speak as of the Closing Date.

                    (a) Organization and Good Standing.  The Trust Depositor has
                        ------------------------------
     been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and transfer the Contracts and the other property transferred to the Trust.

                    (b) Due Qualification. The Trust Depositor is duly qualified
                        -----------------
     to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the performance of its obligations under this Agreement and the other Basic Documents to which it is a party.

                    (c) Power and Authority.  The Trust  Depositor has the power
                        -------------------
     and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out the terms hereof and thereof; the Trust Depositor has full power and authority to transfer and assign the Trust Assets to be transferred and assigned to and deposited with the Trust by it and has duly authorized such transfer and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Trust Depositor by all necessary corporate action.

                    (d) No Consents.  The Trust  Depositor  holds all  necessary
                        -----------
     licenses, certificates and permits from all Governmental Authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority, bureau or agency, in connection with the delivery, performance, validity or enforceability of the Basic Documents to which it is a party, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

                    (e) Valid  Transfer;  Binding  Obligations.  This  Agreement
                        --------------------------------------
     effects, as of the Closing Date, a valid transfer and assignment of the Contracts and the other Trust Assets, enforceable against the Trust Depositor and creditors of and purchasers from the Trust Depositor; and this Agreement and the other Basic Documents to which it is party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Trust Depositor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                    (f)  No  Violation.  The  execution  and  delivery  of  this
                         -------------
     Agreement and the other Basic Documents to which the Trust Depositor is a party, the consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under the articles of incorporation or by-laws of the Trust Depositor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Trust Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Trust Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust Depositor or any of its properties, except in each case to the extent it would not have a material adverse effect on the validity or enforceability of, or the Trust Depositor's performance under, this Agreement or the other Basic Documents to which it is party or the validity or enforceability of the Contracts or on the Trust's or the Noteholders' interest in any Contracts or other Trust Assets.

                    (g)  No   Proceedings.   There   are   no   proceedings   or
                         ----------------
     investigations pending or, to the Trust Depositor's knowledge, threatened against the Trust Depositor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Trust Depositor or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents,
     (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents, or (D) seeking to adversely affect (i) the federal income tax or other federal, state or local tax attributes of the Notes or (ii) the federal, state or local tax treatment of any of the transactions contemplated by this Agreement and the other Basic Documents.

                    (h) Place of Business.  The principal  executive  offices of
                        -----------------
     the Trust Depositor, and the offices where the Trust Depositor keeps its records concerning the Contracts and Basic Documents, are located at 6363 Greenwich Drive, Suite 100, San Diego, California 92122.

                    (i)  Registration  Statement.  No stop order  suspending the
                         -----------------------
     effectiveness of the Registration Statement relating to the Notes has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission.

                    (j) Filings.  Since the effective  date of the  Registration
                        -------
     Statement relating to the Notes, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

                    (k)  Good  Title.  Immediately  prior  to the  transfer  and
                         -----------
     assignment of the Contracts and other Trust Assets to the Trust pursuant to
     Section 2.1(a), the Trust Depositor had good title thereto and was the sole owner thereof (subject, in the case of amounts in the Insurance, Maintenance and Tax Accounts, to the rights of the Obligors therein), free of any Lien. Upon the transfer and assignment of the Contracts and other Trust Assets to the Trust pursuant to Section 2.1(a), the Trust will have good title thereto and will be the sole owner thereof (subject, in the case of amounts in the Insurance, Maintenance and Tax Accounts, to the rights of the Obligors therein), free of any Lien.

                    (l) No Impairment. No Person has a participation in or other
                        -------------
     right to receive Scheduled Payments under any Contract, and the Trust Depositor has taken no action to convey any right to any Person that would result in such Person having a right to Scheduled Payments received with respect to any Contract.

                    (m) Lawful Assignment.  No Contract was originated in, or is
                        -----------------
     subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the transfer and assignment of such Contract from the Trust Depositor to the Trust under this Agreement. Each Contract may be sold, assigned and transferred by the Trust Depositor to the Trust without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require notification of the assignment to the Obligor, which notification will be given by the Servicer not later than 10 days following the Closing Date, and (ii) certain Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require the consent of the Obligor, which consent will be obtained by the Servicer not later than 10 days following the Closing Date.

                    (n) All Filings Made. All filings and other actions required
                        ----------------
     to be made, taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in the Contracts has been made, taken or performed.

                    (o) Schedule of Contracts  Accurate.  The  information  with
                        -------------------------------
     respect to the Contracts contained in the Schedule of Contracts is true and correct in all material respects.

     SECTION 2.5.   Non Petition  Covenant.  None  of  the Trust Depositor,  the
                    ----------------------
Seller, the Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Trust Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, indenture trustee, custodian, sequestrator or other similar official of the Trust or the Trust Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Trust Depositor.

     SECTION 2.6.   Repurchase/Substitution    of   Contracts   Upon  Breach  of
                    ------------------------------------------------------------
Representations and Warranties.  Concurrently with the execution and delivery of
------------------------------
this Agreement, the Seller and the Trust Depositor have entered into the Transfer and Sale Agreement, the rights of the Trust Depositor under which have been assigned by the Trust Depositor to the Trust pursuant to Section 2.1(a). As provided in Schedule B to the Transfer and Sale Agreement, the Seller has made certain representations and warranties to the Trust Depositor with respect to the Contracts and related Equipment (the "Representations and Warranties"). After the Seller's discovery or receipt of notice from the Indenture Trustee or the Servicer of a Repurchase Event with respect to any Contract (including any Defaulted Contract), the Seller shall, (i) as of the second Business Day preceding the third Determination Date following such discovery or receipt of notice (unless such Repurchase Event shall have been cured in all material respects by such Business Day), repurchase (or substitute a Substitute Contract for) such Contract and related Equipment (or security interest therein) from the Trust)and (ii) on or prior to such second Business Day preceding the third Determination Date following such discovery or receipt of notice (unless such Repurchase Event shall have been cured in all material respects by such Business
Day), the Seller shall either pay the Repurchase Amount to the Servicer on behalf of the Trust and the Trust Depositor in accordance with this Section or deliver a Substitute Contract in accordance with Article IX

          The obligations of the Trust Depositor with respect to any such Repurchase Event shall be limited to taking any and all actions necessary to enable the Trust or the Indenture Trustee to enforce directly the obligations of the Seller to repurchase the applicable Contract and related Equipment under the Transfer and Sale Agreement. It is understood and agreed that, except as set forth in the following paragraph, the obligation of the Seller to so repurchase or substitute a Substitute Contract and related Equipment for any Contract and related Equipment, as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Seller for such breach available to the Trust Depositor, the Trust, the Noteholders or the Indenture Trustee on behalf of the Noteholders.

          In addition to the foregoing and notwithstanding whether the Contract and related Equipment shall have been repurchased by the Seller, the Seller shall indemnify the Trust Depositor, the Trust, the Noteholders and the Indenture Trustee against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.


                                   ARTICLE III

                    ADMINISTRATION AND SERVICING OF CONTRACTS

     SECTION 3.1.   Duties of the  Servicer.  The Servicer is hereby  authorized
                    -----------------------
to act as agent for the Trust and the Trust Depositor and in such capacity shall manage, service, administer and make collections on the Contracts, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with customary and usual procedures of institutions which service equipment Contract contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as Mitsui Vendor Leasing (U.S.A.) Inc. is the Servicer, it shall comply in all material respects with its customary standards, policies and procedures in effect from time to time. The Servicer may at any time change its customary standards, policies and procedures; provided that any such change shall not
                                        --------
materially impair the collectibility of any Contract nor the Servicer's ability to perform its obligations under this Agreement and the other Basic Documents. The Servicer's duties shall include, without limitation, billing, collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending invoices to Obligors, accounting for Collections and furnishing monthly and annual statements to the Trust and the Indenture Trustee with respect to distributions, monitoring the status of Insurance Policies with respect to the Equipment and performing the other duties specified herein. The Servicer shall also administer and enforce all material rights and responsibilities of the lessor or secured party under the Contracts and provided for in the Insurance Policies, to the extent that such Insurance Policies relate to the Contracts, the Equipment or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable, including the authority to forego collection efforts under circumstances deemed appropriate by the Servicer in accordance with its customary standards, policies and procedures. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust Depositor and the Trust or either of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts and with respect to the Equipment in accordance with its customary standards, policies and procedures. The Servicer is hereby authorized to commence, in its own name, a legal proceeding to enforce a Contract pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Contract, an Obligor or the related Equipment. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Contract to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     SECTION 3.2.   Collection of Contract Payments; Modifications of Contracts;
                    ------------------------------------------------------------
Certain Prepayments.
-------------------

     (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable contracts that it services for itself or others and otherwise act with respect to the Contracts, the related Equipment, the Insurance Policies and the other Trust Assets in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust and the Trust Depositor with respect thereto. The Servicer is authorized in its discretion to waive any Administrative Fees that may be collected in the ordinary course of servicing any Contract.

     (b) The Servicer may at any time agree to a modification or amendment of a Contract in accordance with its Credit and Collection Policy (it being acknowledged that any modification or amendment of a Contract resulting from a bankruptcy proceeding with respect to the Obligor will not be deemed to have been agreed to by the Servicer hereunder):

          (i) in order to (A) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs or (B) re-amortize (over the remainder of the original term) the Scheduled Payments on a Contract following a partial Prepayment (provided that the sum of such partial Prepayment and the Discounted Contract Balance of the Contract after the re-amortization is at least equal to the Prepayment Amount for such Contract prior to the partial Prepayment), or

          (ii) for any other  purpose,  provided  that no such  modification  or
                                        --------
     amendment shall:

               (A) change the amount or the due date of any Scheduled Payment (except as provided in clauses (i)(A) and (B) above, Section 3.2(c) or Section 3.2(d)),

               (B) release the related Equipment from the Contract, unless (1) equipment of equal or greater value is substituted, (2) the remaining related Equipment has a value at least equal to the Prepayment Amount of the Contract, or (3) the release is pursuant to a partial Prepayment (which, in the case of a partial Prepayment on a Contract, meets the requirements of in clauses (i)(A) and (B) above or Section 3.2(d)) and the ratio of the value of the related Equipment to the Discounted Contract Balance of the Contract after such partial
          Prepayment is at least equal to such ratio prior to such partial Prepayment;

               (C) cause any of the representations or warranties contained in the Representations and Warranties to cease to be true; or

               (D) except as provided in clause (ii)(A) above, result in the Discounted Contract Balance of the Contract being less than it would have been absent such modification or amendment.

     (c) The Servicer may grant payment extensions on a Contract in accordance with its Credit and Collection Policy (it being acknowledged that any extensions on a Contract resulting from a bankruptcy proceeding with respect to the Obligor will not be deemed to have been granted by the Servicer hereunder) if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Contract and will maximize the amount to be received by the Trust with respect to such Contract; provided that:
                                                     --------

          (i) the aggregate period of all extensions granted on a Contract shall not exceed six months; and

          (ii) in no event may any Contract be extended beyond the Collection Period preceding the final Stated Maturity Date.

     Nothing in this Section 3.2(c) shall be deemed to prevent the Servicer from extending or renewing, or otherwise accepting the continued performance by the Obligor under, a Contract after expiration of its stated term.

     (d) The Servicer may, in its discretion, allow a Prepayment of a Contract (which by its terms is not prepayable) in whole or in part, but only if the amount of such Prepayment (or, in the case of a partial Prepayment, the sum of such Prepayment and the remaining Discounted Contract Balance of the Contract after application of such Prepayment), together with such additional amounts as are (x) available to the Servicer from the related Vendor for the purpose of prepaying such Contract and (y) deposited in the Collection Account in respect of such Contract contemporaneously with the deposit therein of such Prepayment, is at least equal to the Prepayment Amount for such Contract.

     (e) [Reserved]

     (f) If the Servicer agrees to a modification, amendment or extension of a Contract not permitted by subsections 3.2(b), (c) or (d) (such Contract, an "Adjusted Contract"), the Servicer shall, on the second Business Day preceding the Determination Date following the Collection Period in which such agreement is made by the Servicer, either (i) repurchase such Adjusted Contract in accordance with Section 2.6 (as if the provisions of said Section applied to the Servicer instead of the Seller) or (ii) deliver a Substitute Contract therefor in accordance with Article IX.

     SECTION 3.3.   Realization Upon Contracts.
                    --------------------------

     (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall, except as provided in the following paragraph, take such action as is reasonably necessary (including making commercially reasonable efforts to repossess (or otherwise comparably convert the ownership
of) and dispose of the related Equipment) to collect from the Obligor or otherwise all amounts payable under any Contract as to which the Obligor is in default in the making of one or more Scheduled Payments thereunder, if the Servicer has determined such default is not likely to be cured. The Servicer will not be required to repossess (or otherwise comparably convert the ownership
of) any Equipment the repossession of which, in accordance with the Servicer's Credit and Collection Policy, and based on the Servicer's good faith estimate of the value of the Equipment and its availability, would not be reasonable. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include the sale of the related Equipment at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Contract. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its reasonable judgment that such repair and/or repossession shall increase the proceeds of liquidation of the related Contract by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Contract (except as otherwise provided below), including any proceeds derived from the disposition of the related Equipment, shall be remitted by the Servicer to the Collection Account as soon as practicable, but in no event later than the second Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a Contract, which amounts may be retained by the Servicer from such proceeds prior to other applications thereof (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall be entitled to retain in the
Collection Account, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the Servicer of all out-of-pocket liquidation expenses, shall constitute Liquidation Net Proceeds and be transferred as provided in Section 4.2(a). The Servicer shall, in accordance with Section 3.4(f), pay on behalf of the Trust and the Trust Depositor any sales, use, personal property and other taxes assessed on repossessed Equipment, as well as any sales or similar taxes on the disposition thereof, and shall be entitled to reimbursement of any such tax from liquidation proceeds with respect to the related Contract as provided in Section 3.4(b).

     (b) The Servicer will use its best efforts to sell or release any Equipment upon the termination of the Contract to which such Equipment is subject (whether as a result of early termination following an Obligor default or upon scheduled expiration of the Contract), in a timely manner and in a manner so as to maximize, to the extent possible under the prevailing market conditions, the net proceeds of such Equipment. The Servicer may, in its discretion, choose to dispose of Equipment through a new Contract or in some other manner which provides for payment for the Equipment over time. In any such event (other than permitting continued payments by the Obligor beyond the scheduled expiration date of the Contract), the Servicer will be required to pay from its own funds, and deposit in the Collection Account, an amount which, in its reasonable judgment, is equal to the fair market value of such Equipment (less any related out-of-pocket liquidation expenses), and the Servicer will be entitled to all payments received thereafter in respect of such Equipment. Any such amounts so deposited by the Servicer shall be treated as additional Liquidation Net Proceeds.

     SECTION 3.4.   Insurance, Maintenance and Taxes.
                    --------------------------------

     (a) The Servicer shall establish one or more insurance, maintenance and tax accounts (collectively, the "Insurance, Maintenance and Tax Accounts") in the name of the Servicer and for the benefit of the respective Obligors and, to the extent provided herein, the Trust and the Trust Depositor. The Servicer shall deposit into the Insurance, Maintenance and Tax Accounts any payments made by or on behalf of Obligors which constitute (i) insurance charges paid by an Obligor to the lessor or secured party under a Contract, (ii) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the related Equipment (unless paid directly by such insurance company or comparable third party directly to the Obligor), (iii) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Contract in respect of the maintenance of the related Equipment and (iv) taxes paid by the Obligor with respect to the related Contract or Equipment. None of the foregoing payments shall constitute Pledged Revenues except under the circumstances described in clause (c)(ii) below.

     (b) The Servicer may pay from its own funds, or may withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay, when due (i) all insurance charges in the amounts due under clause (a)(i) above,
(ii) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts due under clause (a)(iii) above, and (iii) all taxes in the amounts due under clause
(a)(iv) above. If the Servicer has paid any such insurance charges, maintenance costs or taxes from its own funds (including any such amounts that may have been paid prior to the Closing Date), the Servicer shall be entitled to reimbursement therefor from any appropriate amounts available therefor in the Insurance, Maintenance and Tax Accounts, from payments thereafter received from the applicable Obligor in respect thereof or from liquidation proceeds in the event such Contract is liquidated. The Servicer is authorized in its discretion to waive its right to receive reimbursement of any such amount.

     (c) Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause (a)(ii) above shall be applied by the Servicer as follows: (i) if equipment is purchased to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, or if the Equipment is to be repaired, the Servicer shall release such amount so received from the insurance company or comparable third party in payment or reimbursement for such replacement equipment or such repair; and (ii) if such replacement option is not exercised or the Equipment is not to be repaired, then the Servicer shall treat such amount as Liquidation Net Proceeds (after netting any amounts therefrom as is provided pursuant to the definition of "Liquidation Net Proceeds" herein) and transfer such amount from the Insurance, Maintenance and Tax Accounts to the Collection Account.

     (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust and the Trust Depositor. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust and the Trust Depositor under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trust, on behalf of the Trust Depositor, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee for the benefit of the Noteholders.

     (e) Consistent with its customary standards, policies and procedures, with respect to each Contract, the Servicer shall maintain insurance against casualty loss with respect to any Equipment financed by or leased pursuant to the Contract, to the extent the Contract requires the lessor or secured party under the Contract to maintain such insurance, and shall otherwise require the Obligor under the Contract to maintain such insurance, to the extent the Contract requires that such insurance be maintained by the Obligor. The Servicer shall not otherwise be liable to the Trust, the Indenture Trustee, the Seller or any Noteholder for any Casualty Loss with respect to any Equipment related to a Contract, except to the extent otherwise explicitly provided in this Agreement.

     (f) The Servicer shall determine and pay when due all sales, use, personal property and other taxes payable in respect of the Equipment related to each Contract. To the extent the Servicer has previously received from the related Obligor payments with respect to such taxes and has deposited such payments in the Insurance, Maintenance and Tax Accounts in accordance with clause (a)(iv) above, the Servicer shall, in accordance with clause (b)(iii) above, either (i) pay such taxes from amounts withdrawn from the Insurance, Maintenance and Tax Accounts, or (ii) pay such taxes from its own funds and thereafter reimburse itself from amounts withdrawn from the Insurance, Maintenance and Tax Accounts. In the event the Servicer has not previously received payments from the Obligor for this purpose, or to the extent any such payments received were insufficient to pay the taxes due, the Servicer shall nonetheless pay such taxes from its own funds and shall bill the Obligor for any amounts so paid. The Servicer shall be entitled to reimbursement for any taxes so paid from its own funds, as provided in clause (b)(iii) above. Failure on the part of the Servicer to perform its duties in a timely fashion under this clause shall constitute a breach of this Agreement by the Servicer for which indemnity will be available in accordance with Section 7.1.

     (g) The Servicer shall give prompt written notice to the Indenture Trustee of the Servicer's failure to pay when due any insurance charge or tax payment required to be paid pursuant to this Section 3.4 and the reason for such failure. Upon receipt of any such notice, or if the Indenture Trustee has otherwise received notice of any such failure to pay an insurance charge or tax payment, the Indenture Trustee shall take such actions as are reasonably necessary (including the withdrawal of monies, if any, available therefor in the Insurance, Maintenance and Tax Accounts and attributable to payments previously made by the related Obligor and payment of such insurance charge or tax payment) to cause any such amounts to be paid. The Indenture Trustee shall be permitted to withdraw monies from the Insurance, Maintenance and Tax Accounts for purposes of performing its obligations under this paragraph, but shall not, in any event, be required to use its own funds for such purposes.

     SECTION 3.5.   Maintenance  of Security  Interests  in  Equipment.  To  the
                    --------------------------------------------------
extent the Servicer's Credit and Collection Policy in this regard would so require (it being acknowledged that, in certain instances, such Credit and Collection Policy would not so require), the Servicer shall take such steps as are necessary to maintain perfection of any security interest created by each Contract in the related Equipment on behalf of the Trust and the Trust
Depositor, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain such security interest granted by the Obligors under the respective Contracts. The Trust hereby authorizes the Servicer, and the Servicer agrees (to the extent the Servicer's Credit and Collection Policy in this regard would so require), to take any and all steps necessary to re-perfect such security interest on behalf of the Trust and the Trust Depositor as necessary because of the relocation of Equipment or for any other reason.

     SECTION 3.6.   Covenants, Representations, and Warranties of Servicer.   By
                    ------------------------------------------------------
its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants.

     (a) The Servicer covenants as follows:

          (i) Liens in Force. The Equipment  securing each Contract shall not be
              --------------
     released in whole or in part from any interest the lessor or secured party may have in such Equipment under the terms of the Contract, except upon payment in full of the Contract or as otherwise contemplated herein;

          (ii) No Impairment. The Servicer shall do nothing to impair the rights
               -------------
     of the Trust, the Trust Depositor or the Noteholders in the Contracts, the Insurance Policies or the other Trust Assets; and

          (iii) No Amendments.  The Servicer shall not extend or otherwise amend
                -------------
     the terms of any Contract with respect to the Scheduled Payments thereon, except (A) in accordance with Section 3.2, or (B) at such time as the Notes are no longer Outstanding, with the consent of the Trust.

          (b) The Servicer represents, warrants and covenants as of the date of execution and delivery of this Agreement:

          (i)  Organization  and Good  Standing.  The  Servicer  has  been  duly
               --------------------------------
     organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and the other Basic Documents to which it is a party;

          (ii) Due Qualification.  The Servicer is duly qualified to do business
               -----------------
     as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the performance of its obligations under this Agreement and the other Basic Documents to which it is a party;

          (iii) Power and Authority. The Servicer has the power and authority to
                -------------------
     execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

          (iv) Binding Obligation.  This Agreement and the other Basic Documents
               ------------------
     to which it is a party shall each constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (v) No Violation.  The execution and delivery of this  Agreement,  the
              ------------
     consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party, and the fulfillment of the terms hereof, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement or any other Basic Document, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties, except in each case to the extent it would not have a material adverse effect on the validity or enforceability of, or the Servicer's performance under, this Agreement or the other Basic Documents to which it is party or the validity or enforceability of the Contracts or on the Trust's or the Noteholders' interest in any Contracts or other Trust Assets;

          (vi) No Proceeding. There are no proceedings or investigations pending
               -------------
     or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the other Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents or (D) seeking to adversely affect (i) the federal income tax or other federal, state or local tax attributes of the Notes or (ii) the federal, state or local tax treatment of any of the transactions contemplated by this Agreement and the other Basic Documents; and

          (vii)  No  Consents.   The  Servicer  holds  all  necessary  licenses,
                 ------------
     certificates and permits from all Governmental Authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority, bureau or agency, in connection with the delivery, performance, validity or enforceability of the Basic Documents to which it is a party, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

     SECTION 3.7.   Sub-Servicers.  The  Servicer  may,  without the Trust's  or
                    -------------
the Indenture Trustee's consent, maintain or enter into one or more agreements with Sub-Servicers for the servicing and administration of the Contracts by such Sub-Servicers. Notwithstanding the terms or existence of any such agreement between the Servicer and a Sub-Servicer, the Servicer shall not be relieved of any of its obligations under this Agreement by reason of such agreement and shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone was servicing and administering the Contracts, and neither the Trust nor the Indenture Trustee shall have any obligation to deal with anyone other than the Servicer with respect to the servicing of the Contracts.

     SECTION 3.8.   Total Servicing Fee;  Payment of Expenses by Servicer.    On
                    -----------------------------------------------------
each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Collection Period and any unreimbursed Servicer Advances in respect of a prior Payment Date, pursuant to Section [8.03] of the Indenture. The Servicer shall be entitled to retain, as additional servicing compensation under this Agreement, any Administrative Fees. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and all expenses incurred in connection with reports to Noteholders).

     SECTION 3.9.   Servicer's Certificate.  No later than 10:00 a.m. San Diego,
                    ----------------------
California time on each Determination Date, the Servicer shall deliver to the Trust, the Indenture Trustee and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Indenture Trustee to make the withdrawals and distributions required by [Section 8.03 of the Indenture],
(ii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders required by [Section 7.05 of the Indenture], (iii) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Payment Date, including the accounting required by Section 4.4 and
(iv) a list of (A) all Repurchased Contracts, Substitute Contracts and Additional Contracts since the preceding Determination Date and (B) all Warranty Contracts, Adjusted Contracts, Defaulted Contracts and Prepaid Contracts since the preceding Determination Date, in each case identified by account number (as set forth in the Schedule of Contracts) and together with such other information regarding each Contract as may be reasonably requested by the Indenture Trustee. A copy of such certificate may be obtained by any Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

     SECTION 3.10.  Annual  Statement  as  to  Compliance;  Notice  of  Servicer
                    ------------------------------------------------------------
Termination Event.
-----------------

     (a) The Servicer shall deliver to the Trust, the Indenture Trustee and each Rating Agency, on or before ________________ (or 90 days after the end of the Servicer's fiscal year, if other than [December 31]) of each year, beginning on __________________, a certificate signed by any Responsible Officer of the Servicer, dated as of [December 31] (or other applicable date) of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Trust, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in a certificate signed by any Responsible Officer of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1(a). The Trust Depositor or the Servicer shall deliver to the Trust, the Indenture Trustee, the Servicer or the Trust Depositor (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, written notice in a certificate signed by any Responsible Officer of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 8.1.

     SECTION 3.11.  Annual Independent Accountant's Report.
                    --------------------------------------

     (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer, to deliver to the Trust, the Indenture Trustee and each Rating Agency, on or before ___________ (or 90 days after the end of the Servicer's fiscal year, if other than [December 31]) of each year, beginning on ______________, with respect to the twelve months ended the preceding [December 31] (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Trust and to the Indenture Trustee, to the effect that such firm has, at the request of the Servicer, reviewed certain documents and records relating to the servicing of the Contracts in the Contracts Pool for such period (including but not limited to the Servicer's Certificates for such year), and based on such review, which was performed in accordance with generally accepted standards for review engagements and which consisted primarily of inquiry, analytical procedures and discussion related to information supplied to such Independent Accountants, no matters came to the attention of such Independent
Accountants that caused them to believe that (i) such servicing was not conducted in compliance with Article III of this Agreement or (ii) the Servicer's Certificates for such year were not prepared in accordance with
Section 3.9.

     (b) The Accountant's Report shall also indicate that the firm is independent of the Trust Depositor and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     (c) A copy of the Accountant's Report may be obtained by any Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

     SECTION 3.12.  Access  to Certain  Documentation and Information  Regarding
                    ------------------------------------------------------------
Contracts.  The Servicer shall provide to  representatives  of the Trust and the
---------
Indenture Trustee reasonable access to the documentation regarding the Contracts. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law, rule or contractual provision with an Obligor prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 3.13.  Certain Duties of the Servicer.  The   Servicer  shall,  and
                    ------------------------------
hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of federal securities laws, notify the Trust of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust all notices, filings or other documents or instruments required to be filed under such laws.

     SECTION 3.14.  Duties  of  the  Servicer under the Indenture.  The Servicer
                    ---------------------------------------------
shall, and hereby agrees that it will, perform on behalf of the Trust the following duties of the Trust under the Indenture (references are to the applicable Sections in the Indenture):

     (a) the direction to the Paying Agents, if any, to deposit moneys with the Indenture Trustee (Section [3.03]);

     (b) the obtaining and preservation of the Trust's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and each other instrument and agreement included in the Trust Estate (Section [3.04]);

     (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section [3.05] of the Indenture, necessary to protect the Trust Estate (Section [3.05]);

     (d) the annual delivery of Opinions of Counsel, in accordance with Section [3.06] of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section [3.09] of the Indenture, as to compliance with the Indenture. (Sections [3.06] and [3.09]);

     (e) the preparation and obtaining of documents and instruments required for the release of the Trust from its obligations under the Indenture (Section [4.01]);

     (f) the monitoring of the Trust's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section [4.01]);

     (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections [6.08] and [6.11]);

     (h) the opening of one or more accounts in the Trust's name, the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections [8.02], [8.04], [8.05] and [8.06]);

     (i) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections [9.01], [9.02] and [9.03]);

     (j) preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Trust to the Indenture Trustee to take any action under the Indenture (Section [11.01]); and

     (k) the  recording  of the  Indenture,  if  applicable  (Section  [11.15]).


                                   ARTICLE IV

                    COLLECTIONS AND DEPOSITS; TRUST ACOCUNTS;
                         ALLOCATIONS AND DISTRIBUTIONS

     SECTION 4.1.   Initial  Deposit.  No  later  than  the  second Business Day
                    ----------------
following the Closing Date, the Servicer shall deposit in the Collection Account
(i) all Scheduled Payments and Prepayments in respect of Contracts received by the Servicer on or after the initial Cut-off Date (including those Scheduled Payments due prior to, but not received as of, the initial Cut-off Date, but excluding those Scheduled Payments due on or after, but received prior to, the initial Cut-off Date) and on or prior to the second Business Day preceding such date and (ii) all Liquidation Net Proceeds (including proceeds of Insurance Policies to be treated as such in accordance with Section 3.4) realized in respect of the Contracts and related Equipment and applied by the Servicer on and after the initial Cut-off Date.

     SECTION 4.2.   Collections.
                    -----------

     (a) The Servicer shall remit to the Collection Account all Pledged Revenues received by the Servicer within two Business Days after receipt thereof.
Notwithstanding the foregoing, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer if such action satisfies the Rating Agency Condition.

     (b) Notwithstanding the provisions of subsection (a) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer in good faith to (i) have resulted from mistaken deposits or postings or checks returned for insufficient funds, or (ii) be required to be repaid to an Obligor. The amount to be reimbursed hereunder may be retained pursuant to Section 4.4 at any time or may otherwise be paid to the Servicer on the related Payment Date [pursuant to Section 8.03(i) of the Indenture] upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee as may be necessary to verify the accuracy of such certification.

     (c) The Indenture Trustee hereby agrees to release to the Trust from the Transferred Assets, and the Trust hereby agrees to release to the Trust Depositor, an amount equal to the Excluded Amounts immediately upon identification thereof, which release shall be automatic and shall require no further act by the Indenture Trustee or the Trust, provided that the Indenture
                                                     --------
Trustee or Owner Trustee shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release, as may reasonably be requested in writing by the Trust Depositor. Upon such release, such Excluded Amounts shall not constitute and shall not be included in the Transferred Assets.

     SECTION 4.3.   Application of Collections.   For   the  purposes   of  this
                    --------------------------
Agreement, all Collections for a Collection Period shall be applied by the Servicer as follows:

     (a) With respect to each Contract, payments by or on behalf of the Obligor thereof (other than Excluded Amounts with respect to such Contract), to the extent collected, shall be applied to Scheduled Payments and Prepayments in accordance with the terms of such Contract and the Servicer's Credit and Collection Policy. With respect to each Defaulted Contract, the Liquidation Net Proceeds shall be applied, for purposes of this Agreement and the Basic Documents only, to Scheduled Payments and Prepayments on the Contract as if the Liquidation Net Proceeds had been paid by the Obligor, and then to any other amounts due and payable with respect to such Contract.

     (b) With respect to each Contract that has become a Repurchased Contract, the Repurchase Amount shall be applied as of the date as of which such Repurchased Contract is repurchased, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayments on the Contract as if the Repurchase Amount had been paid by the Obligor in the Collection Period preceding such date of repurchase. All payments by or on behalf of an Obligor received with respect to any Repurchased Contract after the end of the Collection Period preceding the date as of which such Repurchased Contract is repurchased shall be paid to Seller and shall not be included in Pledged Revenues.

     (c) [Reserved]

     SECTION 4.4.   Net  Deposits.  So  long as no  Servicer  Termination  Event
                    -------------
shall have occurred and be continuing with respect to the Servicer, the Servicer may make the remittances or transfers to be made by it pursuant to Section 4.2 net of amounts (which amounts may be netted prior to any such remittance or transfer) that would otherwise be distributed to it pursuant to Section [8.03(i)] of the Indenture; provided that the Servicer shall account for all of
                             --------
such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately. If an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account immediately upon becoming aware, or receiving notice from the Indenture Trustee, of such error.

     SECTION 4.5.   Servicer Advances.  On each Determination Date, the Servicer
                    -----------------
will be required to advance and remit to the Indenture Trustee, in such manner as will ensure that the Indenture Trustee will have immediately available funds on account thereof by 1:00 p.m. New York City time on the second Business Day prior to the next succeeding Payment Date, an amount (a "Servicer Advance") equal to any Scheduled Payments due during the prior Collection Period but unpaid prior to such Determination Date with respect to any Contract, but only to the extent the Servicer determines in its sole discretion that such Servicer Advance will be recoverable in future periods from Collections in respect of on the related Contract. The Servicer will be reimbursed for Servicer Advances from funds in the Collection Account in accordance with the Indenture on [the second following Payment Date].

     SECTION 4.6.   Collection  Account.  On  or before the  Closing  Date,  the
                    -------------------
Trust Depositor shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Noteholders. The Servicer and Indenture Trustee are hereby required to ensure that each of the Trust Accounts is established and maintained as a segregated corporate trust account with a Qualified Institution. If any institution with which any of the accounts established pursuant to this Section 4.6(a) are established ceases to be a Qualified Institution, the Servicer or the Indenture Trustee (as the case may be) shall within 10 Business Days establish a replacement account at a Qualified Institution after notice of such event.

     SECTION 4.7.   [Reserved].
                     --------

     SECTION 4.8.   Trust  Account  Procedures.  So  long as no Event of Default
                    --------------------------
shall have occurred and the continuing, if the Servicer so directs, in writing, the Indenture Trustee shall invest the amounts in the Trust Accounts in Qualified Eligible Investments of the type specified in such written direction that mature not later than one Business Day prior to the next succeeding Payment Date. Once such funds are invested, the Indenture Trustee shall not change the investment of such funds. Funds in the Trust Accounts not so invested must be insured to the extent permitted by law by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC. Subject to the restrictions herein, the Indenture Trustee may purchase a Qualified Eligible Investment from itself or an Affiliate. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 4.8. All investment earnings on investments of funds in the Trust Accounts shall be deposited in the Collection Account pursuant to Section 4.6 and distributed on the next Payment Date pursuant to Section 4.10. The Trust Depositor and the Trust agree and acknowledge that the Indenture Trustee is to have "Control":
(within the meaning of Section 8-102 of the UCC) of collateral comprised of "investment property" (within the meaning of Section 9-115 of the UCC) for all purposes of this Agreement. In the absence of timely written direction from the Servicer, the Indenture Trustee shall invest amounts in the Trust Accounts in Qualified Eligible Investments of the type specified in clause (vi) of the definition of Eligible Investments herein. Any losses on Qualified Eligible Investments (whether or not invested at the direction of the Servicer) shall be charged to the related Trust Account and shall reduce the Available Amount for the related Payment Date.

     SECTION 4.9.   Noteholder  Distributions.  (a) Each  Noteholder  as of  the
                    -------------------------
related Record Date shall be paid on the next succeeding Payment Date by check mailed to such Noteholder at the address for such Noteholder appearing on the Note Register or by wire transfer if such Noteholder provides written instructions to the Indenture Trustee, or Owner Trustee, respectively, at least ten days prior to such Payment Date.

          (b) The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Noteholders required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder to the Noteholders will be held in trust for the benefit of the Noteholders.

     SECTION 4.10.  Allocations And Distributions.
                    -----------------------------

     (a) On each Determination Date prior to an Event of Default or a Restricting Event, the Servicer, pursuant to written monthly payment instructions and notification, shall instruct the Indenture Trustee to withdraw, and on the succeeding Payment Date the Indenture Trustee acting in accordance with such written instructions shall withdraw, the amounts required to be withdrawn from the Collection Account pursuant to this Section in order to make the following payments or allocations from the Available Amounts for the related Payment Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made), in the following order of priority:

          (i) pay to the Owner Trustee, Indenture Trustee and the Administrator the amount of any unpaid fees and expenses;

          (ii) pay to the Servicer, the amount of any unreimbursed Servicer Advance;

          (iii) pay to the Servicer the monthly Servicing Fee for the preceding Collection Period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

          (iv) pay to the Class A Noteholders, an amount equal to (i) interest accrued in respect of the Class A Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods; provided that, if the Available Amounts remaining to be allocated as described in this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated
     (A) among  each  Class of the Class A Notes pro rata  based on the ratio of
                                                 --------
     the interest payable on the Class A-1, Class A-2 and Class A-3 Notes, as applicable, to the interest payable on the Class A Notes as a whole and (B) among each Holder of each Class A-1, A-2 or A-3 Note, as applicable, pro
                                                                             ---
     rata based on the  Outstanding  Principal  Amount  thereof;
     ----

          (v) pay to the Class B Noteholders an amount equal to the interest accrued thereon at the Class B Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amounts remaining to be
                       --------
     allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amount shall be paid to the Holder of each Class B Note pro rata based on the outstanding Principal Amount
                         ---------
     thereof;

          (vi) pay to the Class C Noteholders, an amount equal to the interest accrued thereon at the Class C Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amounts remaining to
                           --------
     be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be paid to the Holder of each Class C Note pro rata based on the outstanding Principal Amount
                          --------
     thereof;

          (vii) pay to the Class A Noteholders, the Class A Principal Payment Amount for such Payment Date, together with any unpaid Class A Principal Amount from prior Payment Dates, such Class A Principal Payment Amount to be allocated, sequentially, among the Class A-1, Class A-2 and Class A-3 Notes so that the entire Class A Principal Payment Amount will be allocated, first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, second, to the Class A-2 Notes until the Class A-2 Notes are paid in full and, third, to the Class A-3 Notes until the Class A-3 Notes are paid in full; provided, (i) that if the if the Available Amounts
                      --------
     remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class A-1 Note, Class A-2 or Class A-3 Note, that pursuant to the allocation above is entitled to such distribution, pro rata
                                                                        --------
     based on the outstanding principal amount thereof and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A Note principal in full, then such excess shall be applied in repayment of principal on the Class B Notes;

          (viii) pay to the Class B Noteholders, the Class B Principal Payment Amount for such Payment Date, together with any unpaid Class B Principal Payment Amount from prior Payment Dates; provided, (i) that if the
                                                    --------
     Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note pro rata based on the
                                                          --------
     outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class B Note principal in full, then such excess shall be applied in repayment of principal on the Class C Notes;

          (ix) pay to the Class C Noteholders, the Class C Principal Payment Amount for such Payment Date, together with any unpaid Class C Principal Amount from prior Payment Dates; provided, (i) that if the Available
                                           --------
     Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note pro rata based on the outstanding
                                           ---------
     principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in accordance with the priority in clause (x) below; and

          (x) pay any remaining Available Amounts to the Trust Depositor (or any subsequent holder of the subordinate interests in the Trust).

          (b) On each Determination Date after the occurrence and during the continuance of an Event of Default or a Restricting Event, the Servicer, pursuant to monthly payment instructions and notification, shall instruct the Indenture Trustee to withdraw, and on the succeeding Payment Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account pursuant to this Section in order to make the following payments or allocations from the Available Amounts for the related Payment Date, in the following order of priority (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made):

          (i)  pay  to  the  Owner  Trustee,   the  Indenture  Trustee  and  the
Administrator the amount of any unpaid fees and expenses;

          (ii) pay to the Servicer, the amount of any unreimbursed Servicer Advances;

          (iii) pay to the Servicer the monthly Servicing Fee for the preceding Collection Period together with any amounts in respect of the Servicing Fee that were due in respect of prior Collection Periods that remain unpaid;

          (iv) pay to the Class A Noteholders, an amount equal to (i) interest accrued in respect of the Class A Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods; provided that, if the Available Amounts remaining to be allocated as described in this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated (A) among each Class of the Class A Notes pro rata based on the ratio of the interest payable
                           --------
on the Class A-1, Class A-2 and Class A-3 Notes, as applicable, to the interest payable on the Class A Notes as a whole and (B) among each Holder of each Class A-1, A-2 or A-3 Note, as applicable, pro rata based on the outstanding Principal
                                     --------
Amount thereof;

          (v) pay to the Class B Noteholders an amount equal to the interest accrued thereon at the Class B Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided,
                                                                       --------
that if the Available Amounts remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Available Amount shall be paid to the Holder of each Class B Note pro rata based on the
                                                           --------
outstanding Principal Amount thereof;

          (vi) pay to the Class C Noteholders, an amount equal to the interest accrued thereon at the Class C Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amounts remaining to be allocated pursuant to
--------
this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be paid to the Holder of each Class C Note pro rata
                                                                        --------
based on the outstanding Principal Amount thereof;

          (vii) pay to the Class A Noteholders, an amount equal to all remaining Available Amounts for such Payment Date, until the aggregate Principal Amount of the Class A Notes has been paid in full; with all amounts paid as described in this clause to be allocated first to the Class A-1 Notes until the Class A-1 Notes have been paid in full and then among the Class A-2 and Class A-3 Notes, pro rata, based on the outstanding principal amounts thereof;
--- ----

          (viii) after the Class A Notes have been paid in full, pay to the Class B Noteholders, an amount equal to all remaining Available Amounts for such Payment Date, until the aggregate Principal Amount of the Class B notes has been paid in full;

          (ix) after the Class B notes have been paid in full, pay to the Class C Noteholders, an amount equal to all remaining Available Amounts until the aggregate Principal Amount of the Class C notes have been paid in full and if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in; and

          (x) pay all other remaining Available Amounts to the Trust Depositor (or any subsequent holder of the subordinate interests in the Trust).


                                    ARTICLE V

                                   TERMINATION

     SECTION 5.1.   Optional  Purchase  of  All  Contracts; Liquidation of Trust
                    ------------------------------------------------------------
Assets.
------

     (a) At such time as the sum of the Aggregate Principal Balance of the Notes is less than 15% of the Initial Pool Discounted Contract Balance, the Trust Depositor shall have the option to purchase all of the Contracts from the Trust; provided that the amount to be paid for such purchase (as set forth in the
--------
following sentence) shall be the greater of (i) an amount sufficient to pay the full amount of unpaid principal of and interest payable on the Notes through the date of redemption and (ii) the ADCB of all of the Contracts. To exercise such option, the Trust Depositor shall give the Servicer, the Trust and the Indenture Trustee [__] days prior written notice, and on the Business Day preceding any Determination Date pay to the Servicer the aggregate purchase price for the Contracts (as specified in the preceding sentence). The Servicer shall immediately deposit the purchase price so paid into the Collection Account, to be treated as Available Amounts and distributed in accordance with Section 4.10.

     (b) Notice of any termination of the Trust shall be given by the Servicer to the Trust and the Indenture Trustee as soon as practicable (but in no event more than three Business Days) after the Servicer has received notice thereof.


                                   ARTICLE VI

                               THE TRUST DEPOSITOR

     SECTION 6.1.   Liability of Trust Depositor.  The Trust Depositor  shall be
                    ----------------------------
liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Trust Depositor and the representations made by the Trust Depositor.

     SECTION 6.2.   Merger or Consolidation of, or Assumption of the Obligations
                    ------------------------------------------------------------
of, Trust Depositor;  Amendment of Certificate of  Incorporation.
----------------------------------------------------------------

     (a) The Trust Depositor shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Trust Depositor's business except in accordance with the requirements of this Section. The certificate of incorporation of any corporation (i) into which the Trust Depositor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Trust Depositor shall be a party, or (iii) succeeding to the business of Trust Depositor, shall contain provisions relating to limitations on business and other matters substantively identical to those contained in the Trust Depositor's certificate of incorporation. Any such successor corporation shall execute an agreement of assumption of every obligation of the Trust Depositor under this Agreement and each other Basic Document and, whether or not such assumption agreement is executed, shall be the successor to the Trust Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Trust Depositor shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 6.2 to the Trust, the Indenture Trustee and the Rating Agencies. Notwithstanding the foregoing, the Trust Depositor shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Trust Depositor's business, unless
(w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.4 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default or a Servicer Termination Event shall have occurred and be continuing, (x) the Trust Depositor shall have delivered to the Trust and the Indenture Trustee a certificate of a Responsible Officer of the Trust Depositor and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (y) the Trust Depositor shall have delivered to the Trust and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Trust Assets and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest, and (z) the Rating Agency Condition shall have been satisfied.

     (b) The Trust Depositor hereby agrees that it shall not (i) take any action prohibited by Article VIII of its certificate of incorporation or (ii) without the prior written consent of the Trust and the Indenture Trustee and without satisfaction of the Rating Agency Condition, amend Article III, Article V,
Article  VI or  Article  VIII  of  its  certificate  of  incorporation.

     SECTION 6.3.   Limitation  on Liability of Trust Depositor and Others.  The
                    ------------------------------------------------------
Trust Depositor and the Owner Trustee may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and
                                           ------------
submitted by any Person respecting any matters arising under this Agreement. The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as transferor of the Contracts under this Agreement and that in its opinion may involve it in any expense or liability.

     SECTION 6.4.   Trust Depositor May Own Notes.  Each  of the Trust Depositor
                    -----------------------------
and any Affiliate of the Trust Depositor may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Trust Depositor or an Affiliate thereof except as otherwise specifically provided herein or in the other Basic Documents. Notes so owned by or pledged to the Trust Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement or any other Basic Document, without preference, priority, or distinction as among all of Notes; provided that any Notes owned by the Trust Depositor or any Affiliate
        --------
thereof, during the time such Notes are owned by them, shall be without voting rights for any purpose set forth in this Agreement or any other Basic Document. The Trust Depositor shall notify the Trust and the Indenture Trustee promptly after it or any of its Affiliates become the owner or pledgee of a Note.

     SECTION 6.5.   Covenants  of  the Trust  Depositor.   The  Trust  Depositor
                    -----------------------------------
hereby covenants that: The Trust Depositor will not permit its assets to be commingled with those of the Seller and the Trust Depositor shall maintain separate corporate records, books of accounts and bank accounts from those of the Seller. The Seller will conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned and will cause the Trust Depositor to conduct its business solely in its own name. The Trust Depositor will provide for its own operating expenses and liabilities from its own funds, except that the organizational expenses of the Trust Depositor may be paid by the Seller. The Seller will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Trust Depositor; provided, however, the
                                                        --------   -------
organizational expenses of the Trust Depositor may be paid by the Seller. The Seller shall cause the Trust Depositor not to hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Seller. The Trust Depositor will maintain an arm's length relationship with the Seller with respect to any transactions between the Trust Depositor, on the one hand, and the Seller, on the other.


                                   ARTICLE VII

                                  THE SERVICER

     SECTION 7.1.   Liability of Servicer; Indemnities.
                    ----------------------------------

     (a) The Servicer (in its capacity as such and, in the case of Mitsui Vendor Leasing (U.S.A.) Inc., without limitation of its obligations under the Transfer and Sale Agreement) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

     (b) The Servicer shall indemnify, defend and hold harmless the Trust, the Indenture Trustee, the Trust Depositor, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trust, the Indenture Trustee, the Trust Depositor or the Noteholders through the Servicer's breach of this Agreement, the gross negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     (c) The Servicer shall indemnify, defend and hold harmless the Trust, in its individual capacity, its agents and employees, from and against all costs, taxes, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Basic Documents, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability is due to the willful misfeasance or gross negligence of the Trust.

     (d) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, together with any interest earned thereon.

     (e) Mitsui Vendor Leasing (U.S.A.) Inc., in its individual capacity, hereby acknowledges that the indemnification provisions in the Transfer and Sale Agreement benefiting the Trust and the Indenture Trustee are enforceable by each hereunder.

     (f) The provisions of this Section shall survive the termination of the Basic Documents.

     SECTION 7.2.   Merger or Consolidation of, or Assumption of the Obligations
                    ------------------------------------------------------------
of, the Servicer.  The Servicer  shall not merge or  consolidate  with any other
----------------
Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided
                                                                        --------
that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trust, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (b) the Servicer shall have delivered to the Trust and the Indenture Trustee a certificate of a Responsible Officer of the Servicer and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (c) the Servicer shall have delivered to the Trust and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Trust Assets and reciting the details of the filings or (2) no such action shall be necessary to preserve and protect such interest, and (d) the Rating Agency Condition has been satisfied.

     SECTION 7.3.  Limitation  on  Liability  of Servicer  and  Others.  Neither
                   ---------------------------------------------------
the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Trust Depositor, the Noteholders or the Indenture Trustee except as provided in this Agreement, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided that this provision shall not protect the
                              --------
Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer or such Person, as the case may be; provided that this provision shall not affect any liability to indemnify
        --------
the Trust and the Indenture Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust or the Indenture Trustee, each in its individual capacity. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person
                     -----------
respecting any matters arising under this Agreement.

     SECTION 7.4.   Servicer  Not  to  Resign.   Subject  to  the  provisions of
                    -------------------------
Section 7.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer, and a Note Majority does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trust and the Indenture Trustee. No resignation of the Servicer shall become effective until a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer; provided that in
                                                                --------
the event a successor Servicer is not appointed within 60 days after the Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Servicer may petition a court for its removal.

     SECTION 7.5.   Corporate   Existence.  The  Servicer   shall   maintain its
                    ---------------------
existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have an adverse effect on the validity or enforceability of any Contract or this Agreement or on the ability of the Servicer to perform its duties under this Agreement.


                                  ARTICLE VIII

                           SERVICER TERMINATION EVENTS

     SECTION 8.1.   Servicer Termination Event.  For purposes of this Agreement,
                    --------------------------
each of the following shall constitute a "Servicer Termination Event":

     (a) Failure by the Servicer to deposit within the time periods specified in this Agreement in the Collection Account for distribution to Noteholders, or to distribute to the Trust Depositor, any proceeds or payment required to be so deposited or distributed under the terms of this Agreement (or, if Mitsui Vendor Leasing (U.S.A.) Inc. is the Servicer, the Transfer and Sale Agreement) that continues unremedied for a period of three Business Days after written notice is received by the Servicer from the Trust, the Trust Depositor or the Indenture Trustee (or to the Servicer, the Trust, the Trust Depositor and the Indenture Trustee by the Noteholders representing in aggregate no less than 25% of the Principal Amount of any Class of Notes affected thereby) or after discovery of such failure by a Responsible Officer of the Servicer; or

     (b) Failure by the Servicer to deliver to the Indenture Trustee and the Trust the Servicer's Certificate by the third Business Day prior to the related Payment Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2; or

     (c) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (or, if Mitsui Vendor Leasing (U.S.A.) Inc. is the Servicer, the Transfer and Sale Agreement), which failure (i) materially and adversely affects the rights of the Trust or Noteholders, and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust, the Trust Depositor or the Indenture Trustee (or to the Servicer, the Trust, the Trust Depositor and the Indenture Trustee by Noteholders representing in aggregate no less than 25% of the Principal Amount of any Class of Notes affected thereby) or after discovery of such failure by a Responsible Officer of the Servicer; or

     (d) (i) The commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, indenture trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer; or

     (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, indenture trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

     (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered by the Servicer pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or Noteholders, and, for a period of 30 days after written notice thereof shall have been given to the Servicer by the Trust, the Trust Depositor or the Indenture Trustee (or to the Servicer, the Trust, the Trust Depositor and the Indenture Trustee by the Noteholders representing in aggregate no less than 25% of the Principal Amount of any Class of Notes affected thereby) such incorrectness continues to affect such Noteholders materially and adversely for such period.

          Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (c) or (f) for a period of 60 days (in addition to any period provided in (a), (b) or (f)) shall not constitute a Servicer Termination Event until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trust, the Trust Depositor and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

     SECTION 8.2.   Consequences of a Servicer Termination Event.  If a Servicer
                    --------------------------------------------
Termination Event shall occur and be continuing, the Indenture Trustee may, and at the direction of a Note Majority shall, by notice given in writing to the Servicer and the Trust, terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Trust
Assets or otherwise, shall be terminated and automatically shall pass to, be vested in and become obligations and responsibilities of the Back-up Servicer (unless and until a successor Servicer is appointed in accordance with Section 8.3); provided that the Back-up Servicer shall have no liability with respect to
      --------
any obligation which was required to be performed by the terminated Servicer prior to the date that the Back-up Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The Back-up Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The terminated Servicer agrees to cooperate with the Back-up Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the Back-up Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in any of the Trust Accounts or thereafter received with respect to the Contracts and the delivery to the Back-up Servicer of all Contract Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the Back-up Servicer or a successor Servicer to service the Contracts and the other Trust Assets. The terminated Servicer shall grant the Trust, the Indenture Trustee and the successor Servicer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

     SECTION 8.3.   Back-up Servicer to Act; Appointment of Successor.
                    -------------------------------------------------

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2, the Back-up Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Back-up Servicer shall be entitled to receive the Total Servicing Fee. The Trust and the Indenture Trustee shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Notwithstanding the foregoing, the Trust Depositor may, if the Back-up Servicer is legally unable to act as successor Servicer, appoint, or petition a court of competent jurisdiction to appoint, any Eligible Servicer as the successor to the Servicer hereunder in the performance of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

     (c) In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Contracts as it and such successor shall agree; provided that no
                                                                --------
such monthly compensation shall, without the written consent of the Trust Depositor and 100% of the Noteholders, exceed the Total Servicing Fee. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (d) If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

     SECTION 8.4.   Notification  to Noteholders.  Upon any  termination  of, or
                    ----------------------------
appointment of a successor to, the Servicer pursuant to this Article VIII, the Trust shall give prompt written notice thereof to each Rating Agency, and the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

     SECTION 8.5.   Waiver  of  Past  Defaults.  A  Note  Majority may waive any
                    --------------------------
default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                   ARTICLE IX

                     SUBSTITUTION AND ADDITION OF CONTRACTS

     SECTION 9.1.   Permitted  Substitutions for Defaulted Contracts; Conditions
                    ------------------------------------------------------------
for All Substitutions and Additions.
-----------------------------------

     (a) Subject to the satisfaction of the requirements set forth in Section 9.1(b) hereof and pursuant to the terms set forth in Section 2.6 above, the Seller will have the right (but not the obligation) at any time to substitute one or more Substitute Contracts and the related Equipment subject thereto for Defaulted Contract and related Equipment.

     (b) Each transfer of a Substitute Contract will be subject to the satisfaction of the following conditions precedent:

          (i) if such Substitute Contract relates to a Defaulted Contract or Adjusted Contract, the aggregate Discounted Contract Balance of the Defaulted Contracts and Adjusted Contracts that are Predecessor Contracts shall not in the aggregate exceed 10% of the Initial Pool Discounted Contract Balance

          (ii) after giving effect to such substitutions and any adjustments pursuant to Section 3.2, the aggregate Book Value of all Substitute Contracts (including such Substitute Contract) must be not less than 90% of the Book Value of the all Predecessor Contracts (including the Predecessor Contract related to such Substitute Contract);

          (iii) either the final payment on such Substitute Contract must be on or prior to ______________, 20___ or, to the extent the final payment on such Substitute Contract is due subsequent to _______________, 20__, only scheduled payments due on or prior to such date may be included in the Discounted Contract Balance of such Substitute Contract for the purpose of making any calculation under the Indenture;

          (iv)  the  ADCB,   after  giving  effect  to  such   adjustments   and
     substitutions, must not be less than the ADCB prior to such adjustment or substitution; and

          (v) the weighted average life of the Notes, after giving effect to such adjustments and substitutions, must not differ materially from the weighted average life of the Notes prior to such adjustments and substitutions.

     (c) Each transfer of an Additional Contract will be subject to the satisfaction of the following conditions precedent:

          (i) either the final payment on such Additional Contract must be on or prior to ______________, 20___ or, to the extent the final payment on such Additional Contract is due subsequent to _______________, 20__, only scheduled payments due on or prior to such date may be included in the Discounted Contract Balance of such Additional Contract for the purpose of making any calculation under the Indenture;

          (ii) the ADCB, after giving effect to such additions, must not be less than the ADCB prior to such additions;

          (iii) the weighted average life of the Notes, after giving effect to such additions, must not differ materially from the weighted average life of the Notes prior to such additions; and

          (iv) after giving effect to such additions, the aggregate ADCB must not be less than the aggregate ADCB prior to such additions.

     SECTION 9.2.   Procedures.
                    ----------

     (a) By 11:00 a.m. on the Business Day prior to each Transfer Date, the Seller shall give written notice to the Servicer of any substitution of Substitute Contracts and/or addition of Additional Contracts for such Transfer Date. By 11:00 a.m. on such Transfer Date, the Seller shall deliver to the Servicer and the Servicer shall deliver to the Indenture Trustee and, to the extent not included in the Servicer's Certificate, the Indenture Trustee shall promptly deliver to each Rating Agency (i) a supplement to Exhibit A hereto setting forth the information shown thereon for each such Substitute Contract or Additional Contract, as applicable, (ii) an Officer's Certificate (A) certifying that each such Substitute Contract or Additional Contract, as applicable, is an Eligible Contract, (B) specifying each Predecessor Contract for which a substitution has been made or each Prepaid Contract for which an addition has been made, as applicable, and the Discounted Contract Balance and the Book Value under each such Predecessor Contract or Prepaid Contract, as applicable, and the Discounted Contract Balance and the Book Value under each Substitute Contract or Additional Contract, as applicable, being transferred thereby and (C) that all conditions precedent to such addition or substitution have been satisfied and
(iii) such additional information concerning such Substitute Contracts, Predecessor Contracts, Additional Contracts or Prepaid Contracts as may be needed for the Servicer to prepare its Servicer's Certificates pursuant to
Section 3.9 and to otherwise carry out its duties as servicer hereunder.

     (b) Subject to the provisions of Section 9.3, the delivery of any Officer's Certificate and supplement to Exhibit A pursuant to Section 9.2 shall be conclusive evidence, without further act or deed, that during the preceding Collection Period and as of the related Cut-off Date, (i) in the case of either a Substitute Contract or an Additional Contract conveyed by the Seller, (A) the Seller assigned to the Trust Depositor pursuant to the Transfer and Sale Agreement all of the Seller' right, title and interest in and to the Substitute Contracts or the Additional Contracts, as applicable, identified in such supplement and the related rights described in Section 2.1 of the Transfer and Sale Agreement, (B) the Seller assigned to the Trust Depositor pursuant to the Transfer and Sale Agreement, all of the Seller' right, title and interest in and to the Equipment subject to such Substitute Contracts or such Additional Contracts, as applicable, and the other Transferred Property described in
Section 2.1 of the Transfer and Sale Agreement, and (C) the Trust Depositor assigned and transferred to the Seller, without representation or warranty, all of the Trust Depositor's right, title and interest in and to the Predecessor Contracts or the Prepaid Contracts, as applicable, identified in such Officer's Certificate and the Equipment subject thereto and (ii) in the case of a Substitute Contract conveyed by the Servicer, (A) the Servicer assigned to the Trust Depositor pursuant to [________________] all of the Servicer's right, title and interest in and to the Substitute Contracts identified in such supplement and the related rights described in [___________________], and (B) the Servicer assigned to the Trust Depositor pursuant to [_____________________], all of the Servicer's right, title and interest in and to the Equipment subject to such Substitute Contracts and the other Transferred Property described in [__________________], and . The Seller shall promptly deliver to the Servicer (in the case of the Seller) the original executed copy of each Substitute Contract assigned to the Trust Depositor pursuant to Section
9.1 hereof and the related Contract File and the Trust Depositor shall promptly request the Servicer to deliver to the Seller the original executed copy of each Predecessor Contract for which substitution has been made pursuant to Section
9.1 hereof and the related Contract File (in the case of a substitution by the Servicer, the foregoing provisions of this sentence shall be deemed to have occurred).

     (c) Subject to the provisions of Section 9.3, the delivery of any Officer's Certificate and supplement to Exhibit A pursuant to Section 9.2 shall be conclusive evidence, without further act or deed, that during the preceding
Collection Period and as of the related Cut-off Date (i) the Trust Depositor assigned to the Trust pursuant to Section 9.1 hereof all of the Trust Depositor's right, title and interest in and to the Substitute Contracts or Additional Contracts, as applicable, identified in such supplement and the related rights described in Section 2.1 hereof, (ii) the Trust Depositor transferred to the Trust all of the Trust Depositor's right, title and interest in and to the rights described in Section 2.1 hereof as they relate to the Equipment subject to such Substitute Contracts or Additional Contracts, as applicable, and (iii) the Trust assigned and transferred to the Trust Depositor, without representation or warranty, all of the Trust's right, title and interest in and to the Predecessor Contracts or Prepaid Contracts, as applicable, identified in such Officer's Certificate and the Equipment subject thereto. Upon such assignment of a Substitute Contract or an Additional Contract, as applicable, the Trust shall be deemed to have appointed and the Servicer shall be deemed to have accepted appointment as custodian of the related Contract File pursuant to Section 2.2.

     SECTION 9.3.   Objection and Repurchase. If any holder of the Notes objects
                    ------------------------
to any substitution or addition of Contracts within ten days of receipt of the Servicer's Certificate providing notice thereof pursuant to Section 3.9, on the grounds either that any Substitute Contract or Additional Contract, as applicable, is not an Eligible Contract or that such substitution or addition is otherwise not permitted under the provisions of Section 9.1 hereof, the Seller or the Servicer (as applicable) shall be entitled to present such additional information as it deems appropriate in an effort to demonstrate that such Contract is an Eligible Contract and that such substitution or addition is permitted under the provisions of Section 9.1 hereof. Following such presentation, the substitution or addition shall remain effective if each Person originally objecting to the substitution or addition withdraws his objection. If the conditions specified in the preceding sentence are not satisfied, or if at any time it is established that any Contract was not, at the time of substitution or addition, as applicable, an Eligible Contract, then the Seller or the Servicer (as applicable) shall be required to repurchase such Contract in accordance with the provisions of Section 2.6 hereof (and in the case of any such repurchase by the Servicer, as if the provisions of said Section applied to it instead of the Seller).

     SECTION 9.4.   The  Seller's  and  the Servicer's  Subsequent  Obligations.
                    ------------------------------------------------------------
Upon any substitution or addition of Contracts in accordance with the provisions of this Section 9.4, the Seller's and the Servicer's obligations hereunder with respect to the Predecessor Contract or Prepaid Contract, as applicable, shall cease but the Seller and the Servicer shall each thereafter have the same obligations with respect to the Substitute Contract or Additional Contract, as applicable, substituted or added, as applicable, as it has with respect to all other Contracts subject to the terms hereof.



                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

     SECTION 10.1   Amendment.
                    ---------

     (a) This Agreement may be amended by the Trust Depositor, the Seller, the Servicer, the Trust and the Indenture Trustee without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement that may be inconsistent with any other provision herein, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions hereof; provided that such action shall not, as evidenced by an
                     --------
Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders; provided further that such action shall be deemed not to adversely affect in any material respect to interests of the Noteholders and. no such Opinion of Counsel need be delivered if the Rating Agency Condition is satisfied.

     (b) This Agreement may also be amended from time to time by the Trust Depositor, the Seller, the Servicer, the Trust and the Indenture Trustee with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note)
for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided that no such amendment shall
                                           --------
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions required to be made on any Note or the rate of interest payable thereon, (b) amend any provisions of Section 5.06 or 8.03 of the Indenture in such a manner as to affect the priority of payment of interest or principal to Noteholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then Outstanding and affected thereby; and provided, further, that no such amendment shall be effective unless and until the Rating Agency Condition has been satisfied.

     (c) Promptly after the execution of any such amendment or consent, the Trust or the Indenture Trustee, as appropriate, shall furnish written notification of the substance of such amendment or consent to each Noteholder.

     (d) It shall not be necessary  for the consent of  Noteholders  pursuant to
Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trust or Indenture Trustee, as applicable, may prescribe, including the establishment of record dates.

     (e) Prior to the execution of any amendment to this Agreement, the Trust shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(h). The Trust may, but shall not be obligated to, enter into any such amendment which affects the Trust's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 10.2   Protection of Title to Trust Assets.
                    -----------------------------------

     (a) The Trust Depositor shall execute and file such financing statements and cause to be executed and filed such continuation and other statements (including those prepared by the Servicer pursuant to Section 3.14(c)), all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Trust and the Indenture Trustee in the Trust Assets and in the proceeds thereof; except that (i) UCC-1 financing statements and continuation statements, listing the Obligor as debtor and the related Equipment as collateral, need be filed only as required by
Section 3.5; and (ii) no assignments of any such financing statements relating to the Equipment shall be filed to reflect the assignment of the Contracts by the Seller to the Trust Depositor and by the Trust Depositor to the Trust. The Trust Depositor shall deliver (or cause to be delivered) to the Trust and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Trust Depositor nor the Trust shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Trust Depositor in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trust and the Indenture Trustee at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

     (c) Each of the Trust Depositor, the Servicer and the Trust shall give the Trust and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of transfer and assignment under this Agreement of the Contracts to the Trust, the Servicer's master computer records (including any backup archives) that refer to any Contract indicate clearly that the Contract is owned by the Trust. Indication of the Trust's ownership of a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the Contract has been paid in full, liquidated (including receipt of all recoveries reasonably expected to be collected), a Substitute Contract substituted therefor, or purchased by the Trust Depositor or the Seller.

     (f) Upon receipt by the Servicer of reasonable prior notice, Servicer shall permit the Trust, the Indenture Trustee and their respective agents, at any time during the Servicer's normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contracts or any other portion of the Trust Assets.

     (g) The Servicer shall furnish to the Trust and the Indenture Trustee at any time upon request a list (which may, at the option of the Servicer, be on a computer disk or other electronic storage medium) of all Contracts then held as part of the Trust Assets, together with a reconciliation of such list to the Schedule of Contracts and to each of the Servicer's Certificates furnished before such request indicating removal of Contracts from the Trust. Upon request, the Servicer shall furnish a copy of any list to the Trust Depositor. Subject to the following sentence, the Trust shall hold any such list and Schedule of Contracts for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination. The Trust shall and shall cause its representatives to hold in confidence all information thereon relating to the identity of the Obligors except to the extent disclosure may be required by Section 9-208 of the UCC or by other applicable law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trust may reasonably determine that such disclosure is consistent with its obligations under the Indenture.

     (h) The Trust Depositor and the Servicer shall deliver to the Trust and the Indenture Trustee simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts and the other Trust Assets, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

     (i) The Servicer shall deliver to the Trust and the Indenture Trustee, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
(b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

     SECTION 10.3   Governing  Law. THIS  AGREEMENT  SHALL  BE  GOVERNED  BY AND
                    --------------
CONSTRUED IN  ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 10.4   Severability  of Provisions.   If  any  one  or  more of the
                    ---------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the
respective   rights  of  the   Holders   thereof.

     SECTION 10.5   Assignment.   Notwithstanding   anything   to  the  contrary
                    ----------
contained in this Agreement, except as provided in Section 7.2 or Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer), this Agreement may not be assigned by the Trust Depositor or the Servicer without (i) the prior written consent of the Trust, the Indenture Trustee and a Note Majority, and (ii) satisfaction of the Rating Agency Condition.

     SECTION 10.6   Third-Party  Beneficiaries.  This  Agreement  shall inure to
                    --------------------------
the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     SECTION 10.7   Counterparts.  For the purpose of facilitating its execution
                    ------------
and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 10.8   Intention of Parties. The parties hereto intend that, in the
                    --------------------
event that the conveyance of the Contracts and other Trust Assets pursuant to this Agreement is determined to be made as security for a loan made by the Trust or the Noteholders to the Trust Depositor, the Trust Depositor hereby grants to the Trust to secure such loan a first priority security interest in all of the Trust Depositor's right, title and interest in and to the rights and property intended to be conveyed to the Trust pursuant to Section 2.1(a). This Agreement shall, in such event, constitute a security agreement under applicable law.

     SECTION 10.9   Notices.  All notices, demands, certificates,  requests  and
                    -------
communications  hereunder ("Notices") shall be in writing and shall be effective
(a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

          (i)    if to the Administrator,  the Seller or the Servicer:
                 Mitsui Vendor Leasing (U.S.A.) Inc.
                 6363 Greenwich Drive, Suite 100
                 San Diego, California 92122
                 Fax No.:  (619) 558-5050
                 Attention:  General Counsel

          (ii)   if to the Back-up Servicer:





          (iii)  if to Fitch:
                 Fitch IBCA, Inc.





          (iv)   if to the Indenture Trustee:





          (v)    if to the Issuer or the Trust:
                 Mitsui Vendor Leasing Asset Trust 1998-1
                 6363 Greenwich Drive, Suite 100
                 San Diego, California 92122
                 Fax No.:  (619) 558-5050
                 Attention:  General Counsel

          (vi)   if to Moody's:





          (vii)  if to the Owner Trustee:





          (viii) if to the Purchaser or the Trust Depositor:
                 Mitsui Vendor Leasing Funding Corp.  II
                 #6363 Greenwich Drive, Suite 100
                 San Diego, California 92122
                 Fax No.:  (619) 558-5050
                 Attention:  General Counsel

          Each Party may, by notice given in accordance herewith to each of the other parties affected thereby, designate any further or different address to which subsequent notices shall be sent.

     SECTION 10.10  Income   Tax  Characterization.  The  Trust   Depositor  has
                    ------------------------------
structured the Indenture and the Notes with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Trust Depositor secured by the Contracts. The Trust Depositor and the Servicer agree to treat and to take no action inconsistent with the treatment of the Notes as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.

     SECTION 10.11  Payment of Fees and Expenses by Trust.  The Trust shall pay,
                    -------------------------------------
as provided in Section 4.10, to the Indenture Trustee, the Owner Trustee and the Administrator, and the Indenture Trustee, the Owner Trustee and the Administrator, as applicable, shall be entitled to, certain annual fees as agreed to by such Person and the Trust on or prior to the Closing Date and the Trust shall reimburse the Indenture Trustee, the Owner Trustee and the Administrator, as applicable, for all ordinary and reasonable out-of-pocket expenses incurred or made by it in connection with the performance of their respective duties under the Basic Documents (excluding those fees and expenses incurred by the Indenture Trustee, [Owner Trustee] and Administrator incurred or made in the performance of their duties under Section 6.07(b) of the Indenture and Sections 1(a)(ii)(B) and 1(a)(i)(C) of the Administration Agent, respectively).


          IN WITNESS WHEREOF, the Trust, the Trust Depositor, the Seller, the Servicer and the Indenture Trustee have caused this Sale and servicing agreement to be duly executed by their respective officers as of the day and year first above written.

                                   MITSUI VENDOR LEASING ASSET TRUST 1998-1


                                   By _________________, not in its individual capacity but solely as Owner Trustee

                                   By _____________________________________
                                      Name:
                                      Title:


                                   MITSUI VENDOR LEASING FUNDING CORP. II


                                   By _____________________________________
                                      Name:
                                      Title:


                                   MITSUI VENDOR LEASING (U.S.A.) INC.,
                                      as Seller and Servicer


                                   By _____________________________________
                                      Name:
                                      Title:


                                   ________________________________________,
                                       as Indenture Trustee and Back-up Servicer


                                   By _____________________________________
                                      Name:
                                      Title: